UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment Number 2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VNUE, INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0543851
(State of Incorporation)	(IRS Employer Identification Number)

104 West 29th Street, 11th Floor

New York, NY 10001

(833) 937-5493

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copies of all correspondence to:

Frederick M. Lehrer, P. A.

2108 Emil Jahna Road

Clermont, Florida 34711

(561) 706-7646
(Address, including zip code, and telephone, including area code)

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE 22, 2023

VNUE, INC.

Up to 400,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 400,000,000 shares of common stock, represented as Purchase Notice Shares issuable to GHS Investments, LLC (“GHS”), the selling stockholder, pursuant to an Equity Financing Agreement (the “Financing Agreement”), dated June 6, 2022, that we entered into with GHS. The Purchase Agreement permits us to issue Purchase Notices to GHS for up to Ten Million Dollars ($10,000,000) in shares of our common stock through the earlier of 24 months from the date of the Financing Agreement or until $10,000,000 of such shares have been subject of a Purchase Notice.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

GHS is an “underwriter” within the meaning of the Securities Act, in connection with the resale of our common stock under the equity line Financing Agreement, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the resale of the Common Stock by GHS (referred to herein as the “Selling Stockholder”). We will pay for expenses of this offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into our bank account.

The Common Stock is quoted on the OTC Markets, under the symbol “VNUE.” On June 14, 2023, the closing price of the Common Stock on the OTC Markets was $0.0034 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 22, 2023.

We have not, and the Selling Stockholder has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the Selling Stockholder has not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment is accurate only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “VNUE,” the “Company,” “we,” “us,” and “our” refer to VNUE, Inc.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a music technology company that utilizes our platforms to record love concerts and then sell the content to consumers. We make content we record available to the set.fm platform, as well as our website, immediately after the show is finished. Our technology helps artists and record labels generate alternative income from the recorded content. We also offer high end collectible products such as CDs, USB drives and laminates, which feature our fully mixed and mastered live concert content.

Until the acquisition of Stage It, described below, we had two products:

●	Set.fm™ / DiscLive Network™ - Our consumer app platform allows customers to download and purchase, via their individual mobile device, the concert they just attended. There are also physical collectible products which are recorded and sold at shows as well as online through the Company’s exclusive partner DiscLive Network™. The app itself is free to download, and allows for in app purchases regarding the content. (Currently, this is the only platform that generates any revenue for the Company.)

●	Soundstr™ - a comprehensive music identification and rights management Cloud platform that we are developing, when fully deployed, can accurately track and audit public performances of music, creating a more transparent ecosystem for general music licensing and associated royalty payments, which will help ensure the correct stakeholders are compensated through the use of our “big data” collection.

While Set.fm™ and Soundstr™ are proprietary marks of the Company, DiscLive, and its related marks and names are not owned by the Company and are owned and utilized by RockHouse Live Media Productions, Inc. The Company has not filed any formal trademark applications relating to Set.fm™ with the United States US Patent and Trademark Office but has been using these marks openly since 2017 and claims common law rights to them.

The Company currently only generates revenue from Set.fm and from DiscLive by (a) recording the audio of live concerts and then selling the content “instantly” through its set.fm website, as well as the IOS Set.fm mobile application, and (b) selling content on physical products such as CDs, which are burned on-site where customers can purchase them. Our customers are fans of live music and the bands which we record.

Customers want to “take home” their experience of the concerts they attend. Our Company enters into agreement with certain bands and artists, and record labels if a particular artist under contract with the label. Our teams then follow that artist or band while they are on tour and record every show on that tour. Our Company uses its own recording and sound equipment while recording concerts.

As we partner with both artists and labels, we market our services on their websites, their social media platforms, their mailing lists, as well as our own websites and social networks. Furthermore, partnerships, with companies similar to Ticketmaster, allow us to market to customers when they buy tickets to see certain artists in concert.

On February 13, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage It”), and the stockholders’ representative for Stage It, pursuant to which the Company agreed to acquire Stage It for $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, each of Stage It’s outstanding shares (including common and preferred shares) will be converted into the right to receive the applicable portion of the Merger Consideration. A portion of the Merger Consideration will be paid in cash and take the form of satisfying certain outstanding debt obligations of Stage It, as outlined in a Closing Payment Certificate to the Merger Agreement, and the other portion will be paid in shares of the Company’s common stock or preferred stock, with the actual number of such shares to be issued reduced by the cash component outlaid in the transaction. A portion of the Merger Consideration, $1 million, will be held back for the purposes of satisfying certain contingent obligations of Stage It. Though the period ended March 31, 2022 the Company has paid approximately $1,568,000 in purchase consideration and expenses related to the acquisition.

The Merger Agreement also allows for the issuance of earn out shares, not to exceed the overall Merger Consideration, provided that certain EBIDTA requirements are met over the course of 18 months.

On February 14, 2022, the Company completed the acquisition of Stage It. As a result of the Closing, Stage It became a wholly-owned subsidiary of the Company. For the acquisition, the Company will issue the initial 135,000,000 shares and pay certain amounts as detailed under Merger Consideration in the Merger Agreement. The price to be paid in cash and stock for the Earnout Shares and Holdback Shares are set forth in the Merger Agreement.

With the addition of Stage It (Stage It.com), VNUE will have the ability to livestream concerts and other events, adding to the pool of other live music focused technology services. Stage It is an established platform where concerts or other live events may be ticketed (just like an in-person event), and fans who pay for tickets may enjoy a performance or other engagement by watching digital video as it occurs on their web browser. For example, an artist can create an event through the platform, and then, in advance, let their fans know they can purchase the ability to view the concerts on the Stage It platform. Fans then buy the ability to access these concerts, and at the designated time, the fan may then observe the live performance on Stage It.com.

Covid-19

The full extent of the impact of the COVID-19 pandemic on our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict at the present time. In an effort to contain COVID-19 or slow its spread, governments around the world have enacted various measures, including orders to close all businesses not deemed “essential,” isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities. We anticipate that these actions and the global health crisis caused by COVID-19 will negatively impact business activity across the globe. The music industry in general has changed dramatically as a result of the pandemic restrictions. While concerts and other events struggle to stay alive, virtual entertainment has increased. Covid-19 has had a material adverse effect on our live recording business and the music industry in general. Substantially all of our future set.fm and DiscLive business is dependent on success of public events and gatherings. We believe that the vaccination efforts throughout the world are having a positive impact on the population that may enable more live music events to be held in the future which would be beneficial to our business, however, there can be no assurances on the timing of when this may occur or whether it will occur at all.

Specific to our company operations, during the pandemic period, we have enacted precautionary measures to protect the health and safety of our employees and partners. These measures include closing our office, having employees work from home, and eliminating all travel. While having employees work from home may have a negative impact on efficiency and may result in negligible increases in costs, it does have an impact on our ability to execute on our agreements to deliver our core products.

We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our employees, customers, partners and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers, partners, or vendors, or on our financial results.

Description of the Equity Financing Agreement

On June 6, 2022, the Company entered into an Equity Financing Agreement (“Financing Agreement”) and Registration Rights Agreement (“Registration Agreement”) with GHS. Under the terms of the Financing Agreement, GHS agreed to provide the Company with up to Ten Million ($10,000,000) upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”)

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed two hundred percent (200%) of the average daily trading dollar volume of the Company’s Common Stock during the ten (10) trading days preceding the put, in an amount equaling less than ten thousand dollars ($10,000) or greater than five hundred thousand dollars ($500,000). Pursuant to the Equity Financing Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each put share shall be equal to eighty percent (80%) of the Market Price (as defined in the Equity Financing Agreement). Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall mean ninety percent (90%) of the Market Price, subject to a floor of $.0001 per share. Puts may be delivered by the Company to GHS until the earlier of twenty-four (24) months after the effectiveness of the Registration Statement or the date on which GHS has purchased an aggregate of $10,000,000 worth of Common Stock under the terms of the Equity Financing Agreement.

Additionally, concurrently with the execution of definitive agreements, the Company is required to issue common shares to the Investor representing a dollar value equal to one percent (1.0%) of the Commitment Amount (the “Commitment Shares”), which equalled 29,069,768 Commitment Shares ( calculated at the applicable Purchase Price on the trading day immediately preceding the execution of the definitive agreements), which shares have not yet been issued. By mutual understanding between GHS and us, we plan to issue the shares after the Company’s Definitive Form 14C (“14C) is filed on the SEC Edgar System, we have mailed the 14C to our shareholders, and our authorized share increase is approved by the state of Nevada, which we anticipate will occur by mid-July 2023.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Commission the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

THE OFFERING

Common stock to be offered by the Selling Stockholder	Up to 400,000,000 shares.

Shares of Common Stock outstanding before this offering	1,878,356,854 shares.

Shares of Common Stock outstanding after this offering	2,278,356,854 shares.

Offering Price Per Share	The Selling Stockholder GHS identified in this prospectus may sell all or a portion of the shares being offered under the Financing Agreement at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

Duration of Offering	The offering shall terminate on the earlier of (i) the date when the sale of all shares being registered is completed, or (ii) a year from the date of effectiveness of this Prospectus.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets symbol	“VNUE.”

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risk Related to Covid 19

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of Covid-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America.

Covid-19 has had a material adverse effect on our live recording business and the music industry in general. Substantially all of our future set.fm and DiscLive business is dependent on success of public events and gatherings. We believe that the vaccination efforts throughout the world are having a positive impact on the population that may enable more live music events to be held in the future which would be beneficial to our business, however, there can be no assurances on the timing of when this may occur or whether it will occur at all.

Risks Related to Our Financial Condition

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have generated limited revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will continue to generate operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business operations. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We will need additional funds to complete further development of our business plan to achieve a sustainable level where ongoing operations can be funded out of revenues. We anticipate that we must raise $2,500,000 for our operations for the next 12 months, and $5,000,000 to fully implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

●	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;

●	the budgetary constraints of our customers; seasonality;

●	success of our strategic growth initiatives;

●	costs associated with the launching or integration of new or acquired businesses; timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;

●	the mix, by state and country, of our revenues, personnel and assets; movements in interest rates or tax rates;

●	changes in, and application of, accounting rules; changes in the regulations applicable to us; and litigation matters;

As a result of these factors, we may not succeed in our business and we could go out of business.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced any profit and may not in the near future, if at all. While we have generated limited revenue, all related party, we cannot be certain that we will be able to realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern is dependent upon raising capital from financing transactions, increasing revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

Risks Related to Intellectual Property

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in the United States, or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

Our commercial success depends significantly on our ability to develop and commercialize our services and platform without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our services and platform. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all.

Risks Related to Legal Uncertainty

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company, we are required to provide a report on the effectiveness of its internal controls over financial reporting, and we will be exempt from auditor attestation requirements concerning any such report so long as we are a smaller reporting company. There is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

In its assessment of the effectiveness of internal control over financial reporting as of September 30, 2021, the Company determined that there were deficiencies that constituted material weaknesses, as described below.

●	Lack of proper segregation of duties due to limited personnel.

●	Lack of a formal review process that includes multiple levels of review.

●	Lack of adequate policies and procedures for accounting for financial transactions.

●	Lack of independent board member(s)

●	Lack of independent audit committee

Material weaknesses and deficiencies could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Risks Related to Our Business

If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

The live music content industry is rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from new developments and innovations. For example, as we provide our product and service offerings across a variety of mobile systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. If any changes in such mobile operating systems or devices degrade the functionality of our services or give preferential treatment to competitive services, the usage of our services could be adversely affected.

Technological innovations may also require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We cannot assure you that we can obtain financing to cover such expenditure. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user base, which, in turn, could materially and adversely affect our business, financial condition and results of operations

Rapidly evolving technologies could cause demand for our products to decline or could cause our products to become obsolete.

Current or future competitors may develop technological or product innovations that address live music content in a manner that is, or is perceived to be, equivalent or superior to our products. In the technology market in particular, innovative products have been introduced which have the effect of revolutionizing a product category and rendering many existing products obsolete. If competitors introduce new products or services that compete with or surpass the quality or the price/performance of our products, we may be unable to attract and retain users or to maintain or increase revenues from our users. We may not anticipate such developments and may be unable to adequately compete with these potential solutions. As a result of these or similar potential developments, in the future it is possible that competitive dynamics in our market may require us to reduce prices for our paid for products, which could harm our net revenues, gross margin and operating results or cause us to incur losses.

Our business depends on our users having continued and unimpeded access to the Internet. Companies providing access to the Internet may be able to block or degrade our calls, or block access to our website or charge us or our users additional fees for our products.

All of our users rely on open, unrestricted access to the Internet to use our products. If they have limited, restricted or no access at all to the Internet, or their connection to the Internet is interrupted or disturbed, they may be less likely to use our products as a result.

Some of these internet providers have stated that they may take measures that could increase the cost of customers’ use of our products by restricting or prohibiting the use of their lines or access points to the Internet for our products, by filtering, blocking, delaying, or degrading the packets of data used to transmit our communications, and by charging increased fees to our users for access to our products.

Some Internet access providers have additionally, or alternatively, contractually restricted their customers’ access to Internet communications products through their terms of service. Customers of these and other Internet access providers may not be aware that technical disruptions or additional tariffs are the act of other parties, which could harm our brand. Even if customers understand that we are not the source of such disruptions, they may be less likely to use our products as a result.

In the United States, the European Union and other jurisdictions, regulatory authorities are in the process of examining the adoption of “network neutrality” policies, which aim to treat all Internet traffic equally, and developing or considering laws and regulations to codify acceptable behaviors on the part of network operators and access providers when providing consumers and businesses with access to the Internet. Different regulatory authorities have different approaches to this policy area both from a substantive and procedural perspective. Any failure on the part of regulatory authorities to protect the accessibility of the Internet to all, or any particular category of, Internet subscribers, or their failure to protect the delivery on a non-discriminatory basis of user communications over the Internet, regardless of type or service, could harm our results of operations and prospects.

Our business depends on the continued reliability of the Internet infrastructure.

If Internet service providers and other third parties providing Internet services have outages or deteriorations in their quality of service, our customers will not have access to our products or may experience a decrease in the quality of our products.

Furthermore, as the rate of adoption of new technology increases, the networks on which our products rely in certain countries may not be able to sufficiently adapt to the increased demand for their products and services. Frequent or persistent interruptions could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our products, and could permanently harm our reputation and brands.

We cannot control internet based delays and interruptions, which may negatively affect our customers and thus our revenues.

Any delay or interruption in the services by these third parties service providers could result in delayed or interrupted service to our customers and could harm tour business. Accordingly, we could be adversely affected if such third party service providers fail to maintain consistent and reliable services, or fail to continue to make these services available to us on economically acceptable terms, or at all. These suppliers could also be adversely impacted by the COVID-19 pandemic, which could affect their ability to deliver their services to our customers in a satisfactory manner, or at all.

 Digital piracy continues to adversely impact our business.

A substantial portion of our revenue comes from the distribution of music which is potentially subject to unauthorized consumer copying and widespread digital dissemination without an economic return to us, including as a result of “stream-ripping.” In its Music Listening 2019 report, IFPI surveyed 34,000 Internet users to examine the ways in which music consumers aged 16 to 64 engage with recorded music across 21 countries. Of those surveyed, 23% used illegal stream-ripping services, the leading form of music piracy. Organized industrial piracy may also lead to decreased revenues. The impact of digital piracy on legitimate music revenues and subscriptions is hard to quantify, but we believe that illegal file sharing and other forms of unauthorized activity, including stream manipulation, have a substantial negative impact on music revenues. If we fail to obtain appropriate relief through the judicial process or the complete enforcement of judicial decisions issued in our favor (or if judicial decisions are not in our favor), if we are unsuccessful in our efforts to lobby governments to enact and enforce stronger legal penalties for copyright infringement or if we fail to develop effective means of protecting and enforcing our intellectual property (whether copyrights or other intellectual property rights such as patents, trademarks and trade secrets) or our music entertainment-related products or services, our results of operations, financial position and prospects may suffer.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our services and platform. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all service categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary services. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

●	difficulties integrating personnel from acquired entities and other corporate cultures into our business; difficulties integrating information systems;

●	the potential loss of key employees of acquired companies;

●	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or the diversion of management attention from existing operations.

Risks Associated with Management and Control Persons

We are dependent on the continued services of Zach Bair and if we fail to keep him or fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Zach Bair, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in our industry. Although we expect that our planned compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

Our officers and directors have limited experience managing a public company.

Our officers and directors have limited experience managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. Our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

Our failure to adopt certain corporate governance procedures may prevent us from obtaining a listing on a national securities exchange.

We do not have an audit, compensation or nominating and corporate governance committee. The functions such committees would perform are performed by the board as a whole. Consequently, there is a potential conflict of interest in board decisions that may adversely affect our ability to become a listed security on a national securities exchange and as a result adversely affect the liquidity of our Common Stock.

Risks Related to Our Securities and the Over the Counter Market

Since we are traded on the OTC Pink Market, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Presently, our common stock is quoted on the OTC Markets and the closing price of our stock on June 13, 2033 was $0.0034. Presently there is limited trading in our stock and in the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Trading in stocks quoted on the Pink Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the pink sheets is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a national stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any shares of common stock.

There is no assurance that we will be able to pay dividends to our shareholders, which means that you could receive little or no return on your investment.

Payment of dividends from our earnings and profits may be made at the sole discretion of our board of directors. There is no assurance that we will generate any distributable cash from operations. Our board may elect to retain cash for operating purposes, debt retirement, or some other purpose. Consequently, you may receive little or no return on your investment.

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock.

Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our existing stockholders will experience significant dilution from the merger and conversion of existing preferred stock to common stock and the exercise of warrants.

As of the date of this Prospectus, we are required to issue a total of 833,377,889 shares of common stock as a result of voluntary conversions of our preferred stock. As may be adjusted by our stock price in the case of Series B Preferred Stock, but as of the date of this prospectus, we may be required to issue 212,528,950 shares of common stock as a result of any voluntary conversion of 4,250,579 shares of Series A Preferred Stock, which are issued and outstanding, 620,845,939 shares of common stock as a result of any voluntary conversion of 2,093 shares of our Series B Preferred Stock, which are issued and outstanding, and 3,000 shares of common stock as a result of any voluntary conversion of 3,000 shares of our Series C Preferred Stock, which are issued and outstanding.

We also have warrants outstanding to purchase 335,440,817 shares of common stock at exercise prices within the range of $0.00264 and $0.01122, all of which are owned by GHS. GHS also owns 2498 Preferred B shares, which can result in 1,665,333,334 shares of common stock being issued to GHS.

Finally, we are still required to complete the exchange of shares in the Stage It merger. As of the time of the Stage It merger agreement, 93,523,037 shares were reserved for this purpose. Currently there are 72,026,422 shares reserved for the Stage It merger. The issuance of our common stock in accordance with foregoing will have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we the Series B Preferred converts to common stock, the more shares of our common stock we will have to issue. If our stock price decreases, then our existing shareholders would experience greater dilution. The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

We may not have available shares of common stock to fulfil our obligations under existing agreements if we are unable to increase our authorized shares.

We are registering 400,000,000 shares of common stock under a Financing Agreement that we entered into with GHS. We currently have 1,878,356,854 shares issued and outstanding as of the date of this Prospectus. When the 400,000,000 shares we are registering are combined with our overall issued and outstanding, we will have a total of 2,278,356,854 shares issued and outstanding.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding common stock in the public marketplace could reduce the price of our common stock.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our common stock.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of internal controls over financial reporting.

Our reporting obligations as a public company place a significant strain on our management and operational and financial resources and systems. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting may result in the loss of investor confidence in the reliability of our financial statements, which in turn may harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 4,000,000,000 shares of common stock. We currently have 1,878,356,854 shares of common stock issued and outstanding. The future issuance of common stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

There is a limited market for our common stock, which may make it difficult for holders of our common stock to sell their stock.

Our common stock currently trades on the OTC Pink Markets under the symbol “VNUE” and currently there is no trading in our common stock or current information regarding our company. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

The trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our brand, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to be the penny stock rules which will make shares of our common stock more difficult to sell.

We are subject now and, in the future, may continue to be subject, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market after the filing of this Form S-1, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. We currently have 1,878,356,854 shares of common stock outstanding, with a small number of shares held by affiliates. We cannot predict what effect, if any, market sales of securities held by our shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value, or even maintain the price at which you purchased the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return them to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurances can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

Risks Related to the Offering

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by us. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success or the business of our Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Financing Agreement may have significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to GHS and the stock price discounted to 80% of the lowest daily VWAP of our common stock during the ten (10) business days beginning on the date on which we deliver a put notice to GHS.

GHS will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the GHS Financing Agreement will be purchased at 80% of the lowest daily VWAP of our common stock during the ten (10) business days beginning on the date on which we deliver a put notice to GHS.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Financing Agreement.

Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Financing Agreement.

Our ability to draw down funds and sell shares under the Financing Agreement with GHS requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 432,003,060 shares issuable under the Financing Agreement with GHS, and our ability to sell any remaining shares issuable under the investment with GHS is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of our common stock to GHS under the Financing Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Financing agreement with GHS to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to GHS. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Financing Agreement with GHS is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $10,000,000 under the investment with GHS.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by GHS (the Selling Stockholder identified in this prospectus). However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Purchase Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Purchase Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase by the Company. The shares are being registered on behalf of the Selling Stockholders identified in this prospectus.

SELLING STOCKHOLDER

This prospectus relates to the resale of up to 400,000,000 shares of common stock, issuable to GHS, the Selling Stockholder, pursuant to a “Purchase Notice” under an Equity Financing Agreement, dated June 6, 2022, that we entered into with GHS. The agreement permits us to issue Purchase Notices to GHS for up to ten million dollars ($10,000,000) in shares of our common stock for 24 months or until $10,000,000 of such shares have been subject of a Purchase Notice. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The following table sets forth:

●	the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder;

●	the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of Common Stock, as of the date of this Prospectus, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

●	the number of shares that may be offered by the Selling Stockholder pursuant to this prospectus;

●	the number of shares to be beneficially owned by the Selling Stockholder and its affiliates following the sale of any shares covered by this prospectus; and

●	the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholder and its affiliates following the sale of all shares covered by this prospectus, based on the Selling Stockholder’s ownership of Common Stock as of the date of this Prospectus.

The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Number of shares of Beneficially Owned Prior to	Maximum Number of shares of Common Stock to be Sold Pursuant to this		Number of shares of Common Stock Beneficially Owned After Offering(1)(2)
Name of Selling Stockholder	Offering(1)	Prospectus		Number	Percent
GHS Investments, LLC(3)	336,048,618(4) (Common Stock)	400,000,000	(4)	0	0%
	2,498 (Class B)	0		0	0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to derivative securities exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any person.
(2)	Assumes that each Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.
(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.

(4)	The 336,048,618 shares of common stock includes: (i) 607,801 common stock shares held by GHS, and (ii) 335,440,817 shares issuable to GHS upon the exercise of warrants at the exercise price of between $0.00264 and $0.01122. 400,000,000 shares represents the amount of Common Stock issuable upon Purchase Notices pursuant to the Equity Financing Agreement.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 400,000,000 shares of common stock, issuable to GHS, the Selling Stockholder, pursuant to a “Purchase Notice” under an Equity Financing Agreement, dated June 6, 2022, that we entered into with GHS. The agreement permits us to issue Purchase Notices to GHS for up to ten million dollars ($10,000,000) in shares of our common stock for 24 months or until $10,000,000 of such shares have been subject of a Purchase Notice. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The purchase price of the common stock will be set at eighty percent (80%) of the VWAP of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 4.99%.

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

GHS is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF CAPITAL STOCK

Common Stock

The Company is authorized to issue 4,000,000,000 shares of common stock at a par value of $0.0001 and as of June 13, 2023 had 1,878,356,854 shares of common stock issued and outstanding.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of our shares of common stock voted can elect all of the directors then standing for election.

Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock outstanding at that time after payment of other claims of creditors.

Preferred Stock

We have authority to issue 20,000,000 shares of Preferred Stock at a par value of $0.0001 and had 4,256,180 shares of preferred stock issued and outstanding as of the date of this prospectus. Our Board of Directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of preferred stock. Our Board of Directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by our Board of Directors without any further vote or action by our stockholders.

Series A Preferred Stock

Pursuant to the Series A Designation, there are a total of 5,000,000 shares of Series A Preferred Stock designated as Series A Preferred Stock. Each share of Series A Preferred Stock may be converted into 50 shares of common stock of the Company. The Series A Preferred Stockholders are also entitled to share among dividends with the common stock shareholders of the Company on an as-converted basis. Each share of Series A Preferred Stock shall vote with the Common Stock as a single class on all matters brought before the shareholders, on a 100 to 1 basis with the Common Stock, such that for every share of Series A Preferred Stock held, such share of Series A Preferred Stock shall entitle the holder thereof to cast 100 votes on any matter brought before the holders of Common Stock as a class.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Series B Convertible Preferred Stock

On January 3, 2022, we filed a Certificate of Designation with the Nevada Secretary of State, which established One Thousand and Six Hundred (1,600) shares of the Company’s Series B Convertible Preferred Stock, having such designations, rights and preferences as set forth therein. On April 19, 2022, the Company filed an Amended and Restated Certificate of Designation with the Nevada Secretary of State, which increased the established One Thousand and Six Hundred (1,600) shares of the Company’s Series B Convertible Preferred Stock to Two Thousand Five Hundred (2,500) shares. On June 29, 2022, the Company filed a Second Amended and Restated Certificate of Designation with the Nevada Secretary of State, which clarified that each new Securities Purchase Agreement will require a stock price at the lower of (1) a fixed price equalling the closing price of the Common Stock on the trading day immediately preceding the date of the relevant Purchase Agreement and (2) 100% of the lowest VWAP of the Common Stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date. No other changes were made to the Certificate of Designation.

Below is a summary description of the material rights, designations and preferences of the Series B Convertible Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Series B Convertible Preferred Stock, in accordance with the following schedule:

●	If all of the Series B Convertible Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series B Convertible Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends.

●	If all of the Series B Convertible Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series B Convertible Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

●	If all of the Series B Convertible Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series B Convertible Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

The Stated Value of the Series B Convertible Preferred Stock is $1,200 per share.

The Company shall pay a dividend of ten percent (10%) per annum on the Series B Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series B Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series B Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series B Convertible Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series B Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the Conversion Price (as set forth in the Certificate of Designation).

There are also Purchase Rights and Most Favored Nation Provisions. We currently have 2,093 shares of Series B Convertible Preferred Stock outstanding.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Series C Preferred Stock

On May 25, 2022, the Company filed a Certificate of Designation with the Nevada Secretary of State, which established Ten Thousand (10,000) shares of the Company’s Series C Preferred Stock, having such designations, rights and preferences as set forth therein.

Our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 10,000 shares, par value $0.0001. Under the Certificate of Designation, holders of Series C Preferred Stock will participate in any distribution upon winding up, dissolution, or liquidation in front of common shareholders but junior to the Series B Preferred Stock. Holders of Series C Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 1,000,000 votes for each share held. Holders of Series C Preferred Stock are entitled to convert each share held for 1 share of common stock.

We currently have 3,000 shares of Series C Preferred Stock outstanding.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Transfer Agent

The transfer agent for our capital stock is ClearTrust, LLC with an address of 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558. The telephone number is (813) 235-4490.

Indemnification of Directors and Officers

Neither our articles of incorporation, nor our bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Effect of Nevada Anti-takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

●	any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

●	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

●	the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

Undesignated Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, of which 5,000,000 shares are designated as Series A Preferred Stock, 2,500 are designated as Series B Convertible Preferred Stock and 3,000 are designated as Series C Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

The provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of our officers and directors. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
M. Zach Bair	59	Chairman, Chief Executive Officer and Chief Accounting Officer
Anthony Cardenas	55	Director, Chief Financial Officer and Vice President of Artist Development
Louis Mann	70	Executive Vice President

M. Zach Bair, 59, Chairman of the Board of Directors, Chief Executive Officer and Chief Accounting Officer joined VNUE, Inc. in May 2016. Prior to his employment with VNUE, Mr. Bair was Founder, President and Chief Executive Officer for DiscLive Network/RockHouse Live Media Productions, Inc. from January 2007 to May 2016. From March 2001 to December 2006 Mr. Bair was Founder, Chairman and Chief Executive Officer of Immediatek, Inc., a music technology company Mr. Bair took public in 2002. Mr. Bair is an accomplished audio and video producer, and has been a voting member of the Recording Academy (the Grammys™) since 2012. Mr. Bair has significant experience in implementing and commercializing an “instant media” business model. After selling the original DiscLive in 2006 as part of Immediatek, Mr. Bair started a similar instant media company in 2007 under the RockHouse brand. Mr. Bair’s extensive experience in the instant media space led to the conclusion that he should serve as a director of VNUE.

Anthony Cardenas, 55, Director, Chief Creative Officer and Vice President of Artist Relations joined VNUE, Inc. in May, 2016. Prior to Mr. Cardenas’ role with our Company, he was employed by DiscLive Network/RockHouse Live Media Productions, Inc. from January 2012 to May 2016 in product development and marketing. From January 2002 to January 2012, Mr. Cardenas was employed as the President and Co-Founder the by DiskFactory.com. Mr. Cardenas’ background makes him well qualified to serve as a director.

Significant Employees

Louis Mann, 70, the Company’s Executive Vice President, joined VNUE in September 2017. Prior to joining VNUE, Mr. Mann was the President of the Media Properties division of House of Blues International since June 1999. During his musical career, Mr. Mann was involved with the development of new artists such as Whitney Houston, The Alan Parsons Project, and Barry Manilow. He served as Senior Vice President and General Manager of Capital Records, Inc. from October 1988 to December 2002 where he was in charge of developing the strategic vision for the company. Mr. Mann also founded the Third Day Partnership, LLC.

Jock Weaver, 63, is a Special Advisor to the Company and joined VNUE in December 2018. Mr. Weaver founded and serves as Chairman of Heritage Trust Company, a private equity firm that provides advisory services to growing businesses, and can efficiently access debt and equity capital. Mr. Weaver is the youngest person in history to list a company on the London Stock Exchange and the American Stock Exchange. He has over 35 years of business experience in mergers, acquisitions, and the development of growth companies at an international level. Mr. Weaver founded TBA Entertainment Company in February 1994, one of the nation’s larger live event companies. Mr. Weaver served as the President of Hard Rock Café International, an English public company from January 1986 to January 1989.

Jeff Zakim, 48, our Vice President of Business Development and Content Curation, joined VNUE, Inc. in October 2017. Prior to his employment with the Company, Mr. Zakim acted as a consultant from July 2015 to October 2017 for his own consultancy firm, Zakim Digital LLC. Prior to this, Mr. Zakim was employed with NAPC from September 2014 to July 2015. Mr. Zakim was employed by Eleven Seven Music Group, Inc. from January 2014 to August 2015 and Razor and Tie Enterprises, LLC from October 2012 to December 2013. From January 2011 to November 2011 Mr. Zakim was employed by Ruckus Media Group, LLC and from 2001 to November 2011 he was employed by EMI Music, Inc. Mr. Zakim has a Bachelor of Science degree in communications from Towson State University.

Term of Office

Our directors are appointed and shall hold office until his successor is elected and qualified, in accordance with our bylaws.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current executive officers, nominees for directors, or current directors have been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)		($)	($)	($)		($)	($)(3)	($)
Zach Bair, CEO(2)	2022		$170,000							170,000
	2021		$170,000	0	0	0	0	0	0	170,000

Louis Mann, EVP(1)(4)	2022		$60,000							60,000
	2021		$60,000	0	0	0	0	0	0	60,000

Anthony Cardenas	2021	$
	2020	$

(1)	Mr. Louis Mann, 68, Executive Vice President, joined VNUE, Inc. in September 2017.
(2)	$108,500 of Mr. Bair’s compensation was deferred as of December 31, 2020.
(3)	Represents the fair value of preferred stock awards granted in 2019.
(4)	$101,250 of Mr. Mann’s compensation was deferred as of December 31, 2020.

Equity Incentive Plan

The Company has a formal Stock Incentive Plan (the “Plan”), which was adopted on March 1, 2013, which was included as an exhibit with our Form 8-K filed April 11, 2013, and incorporated herein by reference. 15,000,000 shares of the Company’s common stock were reserved for awards in the Plan. No awards have been granted since the Plan’s adoption in March 2013.

Employment Agreements

None

Director Compensation

There is currently no agreement or arrangement to pay any of our directors for their services as our directors. The Board of Directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. No director has received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

Outstanding Equity Awards at Fiscal Year-End

None

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Audit Committee

We do not have an audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions of what would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation of Directors

For the years ended December 31, 2021 and 2020, no members of our board of directors received compensation in their capacity as directors.

BUSINESS

Existing VNUE Operations

Aside from the products and services associated with our wholly owned subsidiary, Stage It, we have two other products for the industry:

Set.fm™ / DiscLive Network™ - Our consumer app platform allows customers to download and purchase, via their individual mobile device, the concert they just attended. There are also physical collectible products which are recorded and sold at shows as well as online through the Company’s exclusive partner DiscLive Network™. The app itself is free to download and allows for in app purchases regarding the content. (Currently, aside from Stage It, this is the only platform that generates any revenue for the Company.)

Soundstr™ - a comprehensive music identification and rights management Cloud platform that we are developing, when fully deployed, can accurately track and audit public performances of music, creating a more transparent ecosystem for general music licensing and associated royalty payments, which will help ensure the correct stakeholders are compensated through the use of our “big data” collection.

While Set.fm™ and Soundstr™ are proprietary marks of the Company, DiscLive, and its related marks and names are not owned by the Company and are owned and utilized by RockHouse Live Media Productions, Inc. The Company has not filed any formal trademark applications relating to Set.fm™ with the United States US Patent and Trademark Office but has been using these marks openly since 2017 and claims common law rights to them.

The Company currently only generates revenue from Set.fm and from DiscLive by (a) recording the audio of live concerts and then selling the content “instantly” through its set.fm website, as well as the IOS Set.fm mobile application, and (b) selling content on physical products such as CDs, which are burned on-site where customers can purchase them. Our customers are fans of live music and the bands which we record.

Customers want to “take home” their experience of the concerts they attend. Our Company enters into agreement with certain bands and artists, and record labels if a particular artist under contract with the label. Our teams then follow that artist or band while they are on tour and record every show on that tour. Our Company uses its own recording and sound equipment while recording concerts.

As we partner with both artists and labels, we market our services on their websites, their social media platforms, their mailing lists, as well as our own websites and social networks. Furthermore, partnerships, with companies similar to Ticketmaster, allow us to market to customers when they buy tickets to see certain artists in concert.

On January 9, 2020, the Company entered into an artist agreement (the “Artist Agreement”) with recording and performance artist, Matchbox Twenty (“MT”) to record its 2020 tour and sell limited edition double CD sets, download cards, and digital downloads. Due to COVID-19, the tour has been twice rescheduled, most recently to May 2023.

We are a relatively new company and our independent auditors have raised substantial doubts as to our ability to continue without significant additional financing.

Our future operations may be dependent on our ability to secure additional financing. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance.

Our Revenue Model

The live music and entertainment space are constantly searching for ways to generate revenue. Music licensing and royalties are particular “hot button” issues in the industry. We have developed solutions that create new revenue streams that simultaneously help to protect the rights of the artists. Our business model helps to ensure that creators and artists are properly compensated for their work.

Our Industry

The live music and entertainment space is constantly searching for new monetization outlets. We believe that we have developed solutions that create new revenue streams.

Since 2003, half of the nation’s CD and record stores have closed. Annual data regarding downloads was not even collected until 2004, yet in 2014 it accounted for 46% of total music industry sales. For most artists, digital sales and streaming revenues have not replaced the income they earn from recording and publishing. However, streaming revenues create an additional income stream.

A recent study on musicians’ online revenue streams, featured on www.lifeisbeautiful.com, suggests that the average payment to an artist is $0.0011 net per stream. Artists that have their content on our Set.fm mobile app receive 30% of the net revenue generated from their specific music. Live music shows are seeing significant new commercial and experiential trends driven by technology. More musicians engage directly with their fans via their web presence —selling songs and even allowing them to vote on touring venues – bypassing the traditional record labels and ticket services.

For an industry with constantly evolving trends, music’s live events have remained surprisingly static since the 1970’s. VNUE employs a unique platform that provides music lovers with an exciting new way to experience the live music events they attend. With Set.fm and DiscLive, the customer can purchase the songs they just heard at the concert, in excellent quality, mixed and mastered, and take that unique magical moment home, to be enjoyed for a lifetime.

Almost everyone has a smart phone present with them when they attend live events. The widespread use of these mobile devices is changing the ways customers behave before, during and after a live music event. Customers use their devices to search for live music events, buy tickets, and share their experiences.

The rise of the mobile internet and smart phones has, in recent years, begun shaping and changing the live music concert experience for many audience members. The ability to preserve and share moments of the show as they happen—to take photos and upload them instantly, to capture videos is a growing trend. Everyone has a cell phone.

According to a Nielsen report, as of August 2019, the annual average consumer music spending in the U.S. is over $150 million, of which 54% of that spending is on live music events.

Our Company reimagines the live event experience. We connect consumers, artists and venues with the VNUE Set.fm app as well as our physical, collectible products. We create promotional and social opportunities that enhance the live concert experience. We offer certain venues a partnership to help with their sales, and artists can get added revenue with their concerts. Our app allows artists to connect with their fans at a different level.

Our technology enhances our customer’s sensory experience at live events. It creates a natural extension of earlier concert culture allowing our customers to now have a piece of the live experience and own it forever.

Competition

Any entity that offers, or has the ability to offer, live music recordings that can be uploaded to an app-based platform is considered a direct competitor of our Company, regardless of whether the end-user is required to pay for those services or not. This also includes applications that allow users to engage in streaming activities and download musical content, such as Amazon, Apple, SoundCloud, iTunes, etc.

Competitive Strengths

We believe our expertise and experience in “Instant Live” content production and distribution is a competitive strength that differentiates us from our competitors.

VNUE’s team members have been involved in the business of instant live content since 2003. The Company’s CEO has vast experience with this concept and how to commercialize it. Over the years, the Company has continued to develop the processes and methodologies it uses to gain partnerships with certain artists and labels which gives us a competitive advantage in the live content industry. We plan to continue to develop our current business model as well as introduce new innovative and immersive software features to consumers.

Intellectual Property

VNUE has pending patents for our Soundstr™ technology and expects to file more related patents around the Soundstr™ platform, as well as Set.fm™. This will further strengthen the company as a leader in music technology and will allow us to have a competitive edge against those that may emerge as the company continues to execute.

We have patent-pending technology, USPTO Application US 2017/0316089, “System and Method for Capturing, Archiving and Controlling Content in a Performance Venue” which relates to our Soundstr™ technology.

Our Strategy for Growth

Key elements of our growth strategy include:

●	Continued rollout of the live recording business and further improvement to our software platforms.

●

Rollout of the Soundstr technology, which is a key part of our Company’s strategy going forward. Soundstr is in a space called “Music Recognition Technology” (MRT), that is a relatively new area of live music and addresses a large market with no known, established solution for recognizing music and then tracking this information in an automated fashion. By leveraging technology and automation, Soundstr will be in a position to help the company build a large database of music performed in public spaces, such as bars, restaurants, gyms, radio, and other businesses.

●

The expansion of Stage It’s customer database is expected to bring us considerably more fans of music and specifically, live music. There are thousands of artists and over a million users on the Stage It database. We expect to tap that database for our existing services, as well as future services and integration.

●

We intend to leverage technical development efforts to identify common threads across our Set.fm and Soundstr platforms and combine backend technologies to streamline and more efficiently utilize our platforms.

●	Eventually, we will explore further branding and expansion of the platform services.

●

Plans continue to be addressing Stage It debt to artists and to other vendors, as well as expansion into other markets. The Company has been successful in bringing a good number of new artists to the platform and continues to do so.

Summary of Significant Risk Factors

Investing in our shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our shares. Below please find a summary of the significant risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.”

Corporate Information

Our common stock is quoted on the OTCPink under the symbol “VNUE”.

Our principal executive offices are located at 104 W. 29th Street, 11th Floor, New York, NY 10001, and our telephone number is 833-937-5493. Our website is VNUE.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this annual report, and you should not consider information on our website to be part of this annual report.

Employees

We currently have 1 full-time and 5 part-time employees. We also currently engage independent contractors in the areas of accounting, legal and auditing services, corporate finance, as well as marketing and business development. The remuneration paid to our officers and directors will be more completely described elsewhere in this annual report. We expect to take on more employees or independent contractors as needed.

Legal Proceedings

VNUE, Inc. v. Power Up Lending Group, Ltd.

In the matter of VNUE, Inc. v. Power Up Lending Group, Ltd. On October 6, 2021, the Company commenced an action against Power Up Lending Group, Ltd. “Power Up”) and Curt Kramer (“Kramer”) (Power Up and Kramer together, the “Power Up Parties”) in the United States District Court for the Eastern District of New York. The complaint alleges that: (1) Power Up is an unregistered dealer acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”) and, pursuant to Section 29(b) of the Act, the Company is entitled to rescissionary relief from certain convertible promissory notes (“Notes”) and securities purchase agreements (“SPAs”) entered into by the Company and Power Up; (2) Kramer is liable to the Company as the control person of Power Up pursuant to Section 20(a) of the Act; and (3) Power Up is liable to the Company for unjust enrichment arising from the Notes and SPAs.

On December 10, 2021, the Power Up Parties filed their pre-motion conference request letter with the Court regarding their forthcoming motion to dismiss the Company’s complaint. On December 17, 2021, the Company filed its opposition thereto. On January 26, 2022, the Company filed its amended complaint, which asserted the same causes of action set forth in the initial complaint, and further alleged that that Power Up made material misstatements in connection with the purchase and sale of the Company’s securities in violation of Section 10(b) of the Act and, thus, the Company is entitled to rescissionary relief from the Notes and SPAs pursuant to Section 29(b) of the Act.

On February 9, 2022, the Court ordered an initial conference. The initial conference is currently scheduled for May 16, 2022, at 12:00 p.m. (EST). As of the date hereof, the Company intends to litigate its claims for relief against the Power Up Parties.

On June 7, 2022, the Company filed a voluntary dismissal of the action because the parties reached a confidential settlement.

Golock Capital, LLC and DBW Investments, LLC v. VNUE, Inc.

Golock Capital, LLC and DBW Investments, LLC v. VNUE, Inc. On September 29, 2021, Golock Capital, LLC (“Golock”) and DBW Investments, LLC (“DBW”) (Golock and DBW together, the “Golock Plaintiffs”) commenced an action against the Company in the United States District Court for the Southern District of New York. The Golock Plaintiffs’ complaint alleges that the Company is in breach of certain convertible promissory notes and securities purchase agreements separately entered into with Golock and DBW, and seeks declaratory judgment, injunctive relief, and specific performance against the Company.

On December 2, 2021, the Golock Plaintiffs filed their amended complaint, which asserted the same causes of action set forth in the initial complaint, and an additional cause of action for unjust enrichment. On January 19, 2022, the Company filed its answer with affirmative defenses to the amended complaint. As to its affirmative defenses, the Company asserted that the Golock Plaintiffs claims are barred because: (1) the Golock Plaintiffs are unregistered dealers acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”), and, pursuant to Section 29(b) of the Act, that the Company is entitled to recessionary relief from the certain convertible promissory notes and securities purchase agreements at issue in the amended complaint; and (2) that the convertible promissory notes are, in fact, criminally usurious loans that impose interest onto the Company at a rate that violates New York Penal Law § 190.40 and, therefore, the subject convertible notes are void ab initio pursuant to New York’s usury laws.

On January 20, 2022, the Court ordered that the parties submit a joint letter in lieu of a pretrial conference on or before February 3, 2022. As of the date hereof, the Company intends to vigorously defend itself against the Golock Plaintiffs claims.

On September 1, 2022, the Company filed an amended answer with counterclaims against the Plaintiffs and their control persons asserting claims under the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and the Act. On September 23, the Plaintiffs filed a motion to dismiss the counterclaims.

On February 14, 2023, the Court granted the motion to dismiss and also dismissed all claims against the Plaintiffs’ control persons. The Company remains committed to actively litigating its affirmative defenses under the Act of and RICO.

Smaller Reporting Company

The Company is a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. There are certain exemptions available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years. As long as we maintain our status as a “smaller reporting company”, these exemptions will continue to be available to us.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market Price for our Common Stock

There is a limited public market for our common shares. Our common shares are quoted on the OTC Pink under the symbol “VNUE”. Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC Pink securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Pink securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Pink issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Pink in December 2006. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders

On May (  ), 2023 there were 220 beneficial holders of record of our Common Stock. The number of record holders does not include an indeterminate number of stockholders whose shares are held by brokers in street name.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts and they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Rule 10B-18 Transactions

None.

Equity Compensation Plans

We have no equity compensation plans.

Recent Sales of Unregistered Securities

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. None of the securities were sold through an underwriter, and accordingly, there were no underwriting, discounts or commissions involved.

During the 3-year period prior to the filing of this Form 10-K, the Company entered into the following transactions:

●

On May 25, 2022, we issued to each of Zach Bair, our Chairman, Chief Executive Officer and Chief Accounting Officer, Anthony Cardenas, our Chief Financial Officer and Director, and Lou Mann, our Executive Vice President and Director, 1,000 shares of our newly created Series C Preferred Stock for services rendered.

●

On June 3, 2022, the Company entered into an Exchange Agreement with GHS Investments LLC (“GHS”), whereby GHS agreed to purchase 266 shares of the Company’s Series B Convertible Preferred Stock in exchange for retiring two convertible promissory notes held in our company with principal and accrued but unpaid interest of $267,194.

●

On April 19, 2022, the Company entered into a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase 250 shares of the Company’s Series B Convertible Preferred Stock in exchange for retiring two convertible promissory notes held in our Stock for $250,000. The company issued 260 shares of Series B Preferred Stock with 10 commitment shares included.

●

On June 29, 2022, the Company entered into a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase 30 shares of the Company’s Series B Convertible Preferred Stock in exchange for retiring two convertible promissory notes held in our Stock for $30,000. The company issued 32 shares of Series B Preferred Stock with 2 commitment shares included.

●

On January 3, 2022, and in February of 2022, we executed Securities Purchase Agreements with GHS whereby GHS agreed to purchase, in tranches, shares of our Series B Convertible Preferred Stock. We have been able to raise $1,750,000 (less financing fees of $130,000 from the sale of 1,795 shares of Series B Convertible Preferred Stock with 100% warrant coverage.

●	On February 14, 2022, the Company completed the acquisition of Stage It. Under the terms of the acquisition, the Company agreed to an initial share issuance of 135,000,000 shares of common stock.

During the year ended December 31, 2021, the Company entered into the following transactions:

●	Issued 75,195,174 shares upon the conversion of convertible notes resulting in a loss of $80,227 on the extinguishment of debt.

During the year ended December 31, 2020, the Company entered into the following transactions:

●	Issued 500,000 shares to pay for services valued at $150.00.

●	Issued 17,539,543 shares valued at $11,084 to pay interest expense.

●	Issued 422,572,017 shares upon the conversion of convertible notes resulting in a paydown of $56,466 and a loss of $263,609 on the extinguishment of debt.

●	Issued $453,708 in convertible notes with a fixed conversion price of $0.001 if a qualified offering occurs.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view toward distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser, and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

The statements in this quarterly report that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also, look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business. Some forward-looking statements that we may use include, without limitation, those statements that relate to:

●	Competition and market acceptance of our product,

●	Other risks and uncertainties related to the music industry and our business strategy and the impact of the Covid-19 pandemic on our operations,

●	Our ability to penetrate the market and continually innovate useful technologies,

●	Our ability to negotiate and enter into license agreements,

●	Our ability to raise capital, and

●	Our ability to protect our intellectual property rights.

You are cautioned that any such forward-looking statements are not guarantees and may involve risks and uncertainties. Our actual results may differ materially from those in the forward-looking statements due to risks facing us or due to facts differing from the assumptions underlying our estimates. Some of these risks and assumptions include those set forth in reports and other documents we have filed with or furnished to the United States Securities and Exchange Commission (“SEC”). We advise you that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Unless required by law, we do not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. However, you should carefully review the reports and other documents we file from time to time with the SEC.

Presentation of Information

As used in this quarterly report, the terms “we”, “us”, “our” and the “Company” mean VNUE, Inc. and its subsidiaries unless the context requires otherwise.

All dollar amounts in this annual report refer to US dollars unless otherwise indicated.

Overview

We were incorporated as a Nevada corporation on April 4, 2006.

Impact of Current Coronavirus (COVID-19) Pandemic on the Company

Covid-19 has had a material adverse effect on our live recording business and the music industry in general. Substantially all of our future set.fm and DiscLive business is dependent on the success of public events and gatherings. We believe that the vaccination efforts throughout the world are having a positive impact on the population that may enable more live music events to be held in the future, which would be beneficial to our business; however, there can be no assurances on the timing of when this may occur or whether it will occur at all.

Overview

Our Business

We are a music technology company that utilizes our platforms to record live concerts and then sell the content to consumers. We make the content we record available to the set.fm platform, as well as our website, immediately after the show is finished. Our technology helps artists and record labels generate alternative income from the recorded content. We also offer high-end collectible products such as CDs, USB drives and laminates, which feature our fully mixed and mastered live concert content.

Until the acquisition of Stage It, described below, we had two products:

●	Set.fm™ / DiscLive Network™ - Our consumer app platform allows customers to download and purchase, via their individual mobile device, the concert they just attended. There are also physical collectible products that are recorded and sold at shows as well as online through the Company’s exclusive partner DiscLive Network™. The app itself is free to download and allows for in-app purchases regarding the content. (Currently, this is the only platform that generates any revenue for the Company.)

●	Soundstr™ - a comprehensive music identification and rights management Cloud platform that we are developing, when fully deployed, can accurately track and audit public performances of music, creating a more transparent ecosystem for general music licensing and associated royalty payments, which will help ensure the correct stakeholders are compensated through the use of our “big data” collection.

While Set.fm™ and Soundstr™ are proprietary marks of the Company, DiscLive, and its related marks and names are not owned by the Company and are owned and utilized by RockHouse Live Media Productions, Inc. The Company has not filed any formal trademark applications relating to Set.fm™ with the United States US Patent and Trademark Office but has been using these marks openly since 2017 and claims common law rights to them.

The Company currently only generates revenue from Set.fm and from DiscLive by (a) recording the audio of live concerts and then selling the content “instantly” through its set.fm website, as well as the IOS Set.fm mobile application, and (b) selling content on physical products such as CDs, which are burned on-site where customers can purchase them. Our customers are fans of live music and the bands which we record.

Customers want to “take home” their experience of the concerts they attend. Our Company enters into agreements with certain bands and artists and record labels if a particular artist is under contract with the label. Our teams then follow that artist or band while they are on tour and record every show on that tour. Our Company uses its own recording and sound equipment while recording concerts.

As we partner with both artists and labels, we market our services on their websites, social media platforms, and mailing lists, as well as our own websites and social networks. Furthermore, partnerships with companies similar to Ticketmaster allow us to market to customers when they buy tickets to see certain artists in concert.

On February 13, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage It”), and the stockholders’ representative for Stage It, pursuant to which the Company agreed to acquire Stage It for $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, each of Stage It’s outstanding shares (including common and preferred shares) will be converted into the right to receive the applicable portion of the Merger Consideration. A portion of the Merger Consideration will be paid in cash and take the form of satisfying certain outstanding debt obligations of Stage It, as outlined in a Closing Payment Certificate to the Merger Agreement, and the other portion will be paid in shares of the Company’s common stock or preferred stock, with the actual number of such shares to be issued reduced by the cash component outlaid in the transaction. A portion of the Merger Consideration, $1 million, will be held back for the purposes of satisfying certain contingent obligations of Stage It. Though the period ended March 31, 2023, the Company has paid approximately $1,568,000 in purchase consideration and expenses related to the acquisition.

The Merger Agreement also allows for the issuance of earn out shares, not to exceed the overall Merger Consideration, provided that certain EBIDTA requirements are met over the course of 18 months.

On February 14, 2022, the Company completed the acquisition of Stage It. As a result of the Closing, Stage It became a wholly-owned subsidiary of the Company. For the acquisition, the Company will issue the initial 135,000,000 shares and pay certain amounts as detailed under Merger Consideration in the Merger Agreement. The price to be paid in cash and stock for the Earnout Shares and Holdback Shares are set forth in the Merger Agreement.

With the addition of Stage It (Stage It.com), VNUE will have the ability to livestream concerts and other events, adding to the pool of other live music-focused technology services. Stage It is an established platform where concerts or other live events may be ticketed (just like an in-person event), and fans who pay for tickets may enjoy a performance or other engagement by watching digital video as it occurs on their web browser. For example, an artist can create an event through the platform, then, in advance, let their fans know they can purchase the ability to view the concerts on the Stage It platform. Fans then buy the ability to access these concerts, and at the designated time, the fan may then observe the live performance on Stage It.com.

Recent Developments

In late July, we announced that the Company is launching an aggressive campaign to deploy its Soundstr Music Recognition Technology in every bar, restaurant and hotel in Key West, FL, and has brought on local resources to have “boots on the ground” for the rollout.

Key West is one of the most sought-after vacation spots in the world, attracting around five million tourists per year by planes, boats (including cruise ships), and automobiles. It also boasts a large number of businesses that utilize music. In fact, the famed Duval Street is lined with no less than 143 bars – in less than two miles.

Interested businesses may receive the Soundstr Pulse devices for no cost whatsoever. Additionally, in the next several months, VNUE will be offering both playlist functionality – meaning clients will be able to play fully-licensed music directly from Soundstr – as well as the ability to opt-in for advertising, which will help to offset licensing costs that businesses pay. One of the strongest points about Soundstr Pulse is that it does have high-quality audio output capabilities (for use with advertising and for playlists), as well as Bluetooth beacon technology that will be leveraged for non-invasive advertising.

Also, in late July, we announced the Company is partnering with Key West’s Barefoot Radio 104.9 and RockHouse Live Key West in collaboration on a new music show centered around local artists and those artists who pass through the exotic and beautiful island on tour.

Live and Local at RockHouse Live Key West™ will air every Thursday night, starting September 1, 2022, from 8 PM to 10 PM, 100% live from RockHouse Live Key West’s exclusive Rock Room.

In addition to being carried on terrestrial radio by Barefoot 104.9, the show will also air on VNUE’s online and app-based radio station, VNUE Radio, and it will be professionally livestreamed on VNUE’s StageIt.com platform, both of which reach a global audience, and the latter with over a million subscribers. And it will also air on select screens at each of the other RockHouse Live locations in Clearwater Beach, Oxford, MS, and Memphis, TN.

Two musical artists, which will range from solo artists to full bands, will be featured every week, and will each be interviewed on-site in the RockHouse Live Rock Room, in front of a live audience. Each artist will also take the stage, and during their performance, the radio station will play recordings by each of the featured artists, as well as other local artists who have submitted material for consideration.

Results of Operations for the three months ended March 31, 2023, and 2022

The following discussion and analysis of our results of operations and financial condition for the three months ended March 31, 2023, and 2022, should be read in conjunction with our consolidated financial statements and related notes included in this report.

Revenues

For the three months ended March 31, 2023, we had revenue of $88,780, compared to $41,670 in revenue for the same period ended March 31, 2022, an increase of $47,075. The increase in revenue for the period is attributable to the inclusion of Stage It revenues during the three months ended March 31, 2023, compared to one and one-half months during the same period ended December 31, 2022.

We expect that our revenues will increase in future quarters as a result of the decreased impact of Covid-19 and the accompanying lockdowns on businesses, which has been an obstacle for live performances; however, there can be no assurances.

Direct Costs of Revenues

For the three months ended March 31, 2023, we had direct costs of revenue of $48,202, compared to $40,513 for the same period ended March 31, 2022, representing an increase of $7,689.

The increase in costs is attributable to Stage It. We expect to generate positive gross margins from higher sales volumes in the future, although there can be no assurances.

Operating Expenses

We incurred operating expenses in the amount of $352,694 for the three months ended March 31, 2023, as compared with $645,039 for the same period ended March 31, 2022, a decrease of $292,345. The decrease in the 2023 period compared to 2022 is attributable to a decrease of $231,178 in professional fees and a decrease of $108,333 in amortization of intangible assets, offset by an increase of approximately $42,000 in general and administrative expenses.

We expect our general and administrative expenses to increase in future quarters with our reporting obligations and the increased expenses associated with increased activity with Stage It operations.

Other Income / Expenses, Net

We recorded other expenses of $61,254 for the three months ended March 31, 2023, compared to other expense of $549,224 for the same period ended March 31, 2022, a decrease of $487,970. Our other expenses in the 2022 period were mainly attributable to high levels of financing costs associated with debt compared to equity-based financing in the 2023 period, resulting in a material decrease in financing costs.

Net Income (Loss)

As a result of the foregoing, we recorded a net loss available to common shareholders of $439,000 for the three months ended March 31, 2023, compared with a net loss available to common shareholders of $1,193,106 for the same period ended March 31, 2022.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through private offerings of our equity securities and loans.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the three months ended March 31, 2023, the Company used cash in operations of $412,213 and, as of March 31, 2023, had a stockholders’ deficit of $37,247,403 and negative working capital of $6,524,049. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On March 31, 2023, the Company had cash on hand of $82,807, as compared with cash on hand of $36,958 as of December 31, 2022.

The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes.

More recently, the Company has been relying on issuances of its preferred stock and its equity line of credit with GHS Investments, LLC (“GHS”), described below, to fund its operations. All other financial commitments have been terminated, and we are looking for new opportunities to fund the Company to supplement our preferred stock and credit line funding. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

During the three months ended March 31, 2023, the Company utilized its equity line of credit and received $258,597 in gross proceeds from the issuance of 107,494,116 shares of common stock. The Company intends to continue to use its credit line to fund its operations, although there can be no assurance that there will be sufficient availability under the terms of the Equity Financing Agreement.

Additionally, the Company issued 117 shares of Preferred B stock to GHS and received $111,000 in gross proceeds.

The Company is currently looking for other opportunities to fund the Company to supplement its credit line. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which were prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because the information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations. (See Note 1 - Significant and Critical Accounting Policies and Practices in the Company’s Form 10-K for the period ended December 31, 2022, filed with the SEC on April 17, 2023.)

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include the assumptions used to determine the value of the derivative liabilities, the valuation allowance for the deferred tax asset, and the accruals for potential liabilities.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by FASB, where the value of the award is measured on the date of grant and recognized as compensation expense on a straight-line basis over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB, where the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Options granted to non-employees are revalued each reporting period to determine the amount to be recorded as an expense in the respective period. As the options vest, they are valued on each vesting date and an adjustment is recorded for the difference between the value already recorded and the then-current value on the date of vesting. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Recent Accounting Pronouncements

See Note 2 of the Condensed Consolidated Financial Statement herein for management’s discussion of recent accounting pronouncements.

Selected Financial Data

Not applicable.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Certain Relationships and Related Person Transactions

Except as provided in “Description of Business” and “Executive Compensation” set forth above, for the past two fiscal years there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On July 10, 2017, the Company entered into a Licensing Agreement with RockHouse Live Media Productions, Inc., DBA “DiscLive” or “DiscLive Network” (“DiscLive”) to formalize the terms of the Strategic Alliance entered into by the Company with DiscLive on July 21, 2016. VNUE has acquired an exclusive license from DiscLive, for a period of three years unless earlier terminated under the Agreement, for the use of all its assets, including but not limited to the DiscLive brand, website (including eCommerce platform), intellectual property, inventory, equipment, trade secrets and anything related to its business of “instant live” recording. Under the terms of the Agreement, DiscLive granted the Company a worldwide exclusive license. In exchange for the license, DiscLive will receive a license fee equal to five percent (5%) of any sales derived from the sale and use of the products and services. DiscLive is controlled by our Chief Executive Officer, Zach Bair.

Revenues of $100,476 and $22,474 for the periods ended December 31, 2021 and 2020, respectively, were recorded using the assets licensed under this agreement. For the periods ended December 31, 2021 and 2020 the fees would have amounted to $5,024 and $1,124 respectively. The Company’s Chief Executive Officer agreed to waive the right to receive these license fees for both years and has never taken any fees pursuant to this agreement.

Accrued Payroll to Officers and Advances from Officers

Accrued payroll due to two officers was $212,250 and $233,750 as of December 31, 2022, and December 31, 2021, respectively. Zach Bair’s compensation is $170,000 per year.

During the year ended December 31, 2022, the Company’s Chief Executive Officer, Zach Bair, advanced $10,000 to the Company. This loan was made on an interest-free basis and is payable on demand. As of December 31, 2022, the Company had a balance of $-0- due to its Chief Executive Officer.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth the ownership of our voting securities held by each person known by us to be the beneficial owner of more than 5% of our outstanding voting securities, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security even though they may not rightfully “own” those shares. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The mailing address for all persons is at 104 W. 29th Street, 11th Floor, New York, NY 10001.

This table is based upon information derived from our stock records. The shareholder named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 1,859,252,073 shares of common stock, 4,250,579 shares of Series A Preferred Stock and 3,000 shares of Series C Preferred Stock outstanding as of May 20, 2023.

	Common Stock			Series A Preferred Stock		Series C Preferred Stock
	Number of Shares Owned		Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owner	Percentage of Class
Zach Bair	105,000,980	(1)	5.8%	1,497,347	35.2%	1,000	33.3%
Anthony Cardenas	14,001,000	(2)	*	260,000	6.1%	1,000	33.3%
Louis Mann	52,501,021	(3)	3.6%	748,429	17.6%	1,000	33.3%
All Directors and Executive Officers as a Group (3 persons)	171,503,001	(4)	9.2%	2,505,776	59.0%	3,000	100%
5% Holders
Thomas Jackson Weaver III	52,500,000	(5)	2.8%	1,050,000	24.7%	-	-
GHS Investments, LLC	336,048,618	(6)	18.1%

*	Less than 1%

(1)	Includes 30,082,630 shares of common stock, 1,498,347 Series A Preferred Stock which converts into 74,917,350 shares of common stock and 1,000 shares of Series C Preferred Stock owned by Mr. Bair converts into 1,000 shares of common stock.
(2)	Includes 1,000,000 shares of common stock, 260,000 Series A Preferred Stock owned by Mr. Cardenas converts into 13,000,000 shares of common stock and 1,000 shares of Series C Preferred Stock owned by Mr. Cardenas that converts into 1,000 shares of common stock.
(3)	Includes 15,078,571 shares of common stock, 748,429 shares of Series A Preferred Stock owned by Mr. Louis Mann that convert into 37,421,450 shares of common stock and 1,000 shares of Series C Preferred Stock owned by Mr. Louis Mann convert into 1,000 shares of common stock.
(4)	Includes all common stock held by such directors or officers as a group, as well as the voting power of all Series A Preferred Stock owned by such persons.
(5)	Includes the voting power of 1,050,000 shares of Series A Preferred Stock which convert into 52,500,000 shares of common stock.
(6)	336,048,618 shares represents 607,801 common stock shares held by GHS and 335,440,817 shares that may be converted from 335,440,817 warrants held by GHS at the exercise price of between $0.00264 and $0.01122.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.” We do not believe that our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Frederick M. Lehrer, P. A., Clermont, Florida.

EXPERTS

The consolidated financial statements for the Company as of December 31, 2022 and 2021 and for the years then ended included in this prospectus have been audited by BFBorgers CPA PC, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

VNUE, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash	$54,191	$82,807
Prepaid expenses	261,100	130,000
Total current assets	315,291	212,807
Fixed assets, net	-	9,134
Total assets	$315,291	$221,941

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$2,886,567	$2,817,104
Shares to be issued	975,174	975,174
Accrued payroll-officers	198,550	212,250
Dividends payable	276,083	210,486
Notes payable	1,159,262	1,134,262
Deferred revenue	872,990	862,597
Convertible notes payable, net	470,714	470,714
Total current liabilities	6,839,340	6,682,587
Total liabilities	6,839,340	6,682,587

Commitments and Contingencies		-

Stockholders’ Deficit
Preferred A stock, par value $0.0001: 20,000,000 shares authorized; 4,250,579 and 4,250,579 issued and outstanding as of March 31, 2023 and December 31, 2022	425	425
Preferred B stock, par value $0.0001: 2,500 shares authorized; 2,422 and 2,305 issued and outstanding as of March 31, 2023 and December 31, 2022	-	-
Preferred C stock, par value $0.0001: 100,000 shares authorized; 3,000 and -0- issued and outstanding as of March 31, 2023 and December 31, 2022	-	-
Common stock, par value $0.0001, 4,000,000,000 shares authorized; 1,783,508,869 and 1,676,014,753 shares issued and outstanding, as of March 31, 2023, and December 31, 2022, respectively	178,350	167,601
Additional paid-in capital	30,544,579	30,179,731
Accumulated deficit	(37,247,403)	(36,808,403)
Total stockholders’ deficit	(6,524,049)	(6,460,646)
Total Liabilities and Stockholders’ Deficit	$315,291	$221,941

The accompanying notes are an integral part of these unaudited consolidated financial statements.

VNUE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended
	March 31,
	2023	2022
Revenues - related party	$3,875	$5,049
Revenue, net	84,870	36,621
Total revenue	88,745	41,670
Direct costs of revenue	48,202	40,513
Gross profit	40,543	1,157
Operating expenses:
General and administrative expense	104,817	63,202
Payroll expenses	127,101	121,551
Professional fees	120,775	351,953
Amortization of intangible assets	-	108,333
Total operating expenses	352,693	645,039
Operating loss	(312,150)	(643,882)
Other income (expense), net
Financing costs	(61,254)	(549,224)
Other income (expense), net	(61,254)	(549,224)
Net loss	$(373,404)	$(1,193,106)
Preferred B Stock dividends	(65,596)	-
Net loss available to common shareholders	$(439,000)	$(1,193,106)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	1,714,131,603	1,415,312,830

The accompanying notes are an integral part of these unaudited consolidated financial statements.

VNUE, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2021

(Unaudited)

							Par value $0.0001		Additional
	Preferred A Shares		Preferred B Shares		Preferred C Shares		Common Shares		Paid- in	Accumulated
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Capital	Deficit	Total
Balance - December 31, 2021	4,250,579	$425	-	$-	-	$-	1,411,799,497	$141,177	$10,900,652	$(13,835,294)	$(2,793,040)

Issuance of Preferred B shares			1,500						1,500,000		1,500,000

Financing fee paid in Pref B shares			35						42,000		42,000

Beneficial conversion feature of Pref B shares convertible notes									300,000		300,000

Shares issued for services							6,000,000	600	56,200		56,800

Shares issued upon conversion of convertible notes payable							41,476,963	4,148	414,770		418,918

Net loss		-				-				(1,193,106)	(1,193,106)

Balance, March 31, 2022	4,250,579	$425	1,535	$-	-	$-	1,459,276,460	$145,925	$13,213,622	$(15,028,400)	$(1,668,428)

							Par value $0.0001		Additional
	Preferred A Shares		Preferred B Shares		Preferred C Shares		Common Shares		Paid- in	Accumulated
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Capital	Deficit	Total
Balance - December 31, 2022	4,250,579	$425	2,305	$-	-	$-	1,676,014,753	$167,601	$30,179,731	$(36,808,403)	$(6,460,646)

Issuance of Preferred B Shares for cash			111						111,000		111,000

Financing fee paid in Preferred B shares			6						6,000		6,000

Series B dividends										(65,596)	(65,596)

Shares issued from the Company’s equity line for cash							107,494,116	10,749	247,848		258,597

Net loss		-				-				(373,404)	(373,404)

Balance, March 31, 2023	4,250,579	$425	2,422	$-	-	$-	1,783,508,869	$178,350	$30,544,579	$(37,247,403)	$(6,524,049)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

VNUE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended
	March 31,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(373,404)	$(1,193,106)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	9,134	1,880
Amortization of intangible assets	-	108,333
Change in the fair value of derivatives	-	300,000
Beneficial conversion feature of Preferred B stock	11,000	-
Shares issued for financing costs	6,000	42,000
Shares issued for services	-	56,800
Changes in operating assets and liabilities
Prepaid expenses	(131,100)	364,336
Accounts payable and accrued interest	69,464	67,820
Deferred revenue	10,393	5,198
Accrued payroll officers	(13,700)	(2,000)
Net cash used in operating activities	(412,213)	(248,739)

Cash Flows From Investing Activities:
Acquisition of a business net of cash received		(977,761)
Net cash used in investing activities	-	(977,761)

Cash Flows From Financing Activities:
Proceeds from the Company’s equity line from the sale of common stock	258,597
Payments on promissory notes	25,000	(253,000)
Proceeds from the sale of Series B Preferred Stock	100,000	1,500,000
Proceeds from the issuance of convertible notes	-	3,000
Net cash provided by investing activities	383,597	1,250,000

Net Increase (Decrease) In Cash	(28,616)	23,500
Cash At The Beginning Of The Period	82,807	36,958
Cash At The End Of The Period	$54,191	$60,458

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

VNUE, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

History and Organization

VNUE, Inc. (formerly Tierra Grande Resources, Inc.) (“VNUE”, “TGRI”, or the “Company”) was incorporated under the laws of the State of Nevada on April 4, 2006.

On May 29, 2015, VNUE, Inc. entered into a merger agreement with VNUE Washington, Inc. Pursuant to the terms of the Merger Agreement, all of the outstanding shares of any class or series of VNUE Washington were exchanged for an aggregate of 50,762,987 shares of TGRI common stock. As a result of the Merger, VNUE Washington became a wholly-owned subsidiary of the Company, and the transaction was accounted for as a reverse merger with VNUE Washington deemed the acquiring company for accounting purposes, and the Company deemed the legal acquirer.

The Company is developing technology-driven solutions for Artists, Venues, and Festivals to automate the capturing, publishing, and monetization of their content, as well as protection of their rights.

On February 13, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage It”), and the stockholders’ representative for Stage It, pursuant to which the Company will acquire Stage It for up to $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly-owned subsidiary of the Company (the “Merger”).

On February 13, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage It”), and the stockholders’ representative for Stage It, pursuant to which the Company contracted to acquire Stage It for up to $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly-owned subsidiary of the Company (the “Merger”). At the same time, Stage It and several of the shareholders of Stage It entered into a voting agreement concerning the Merger.

Pursuant to the Merger Agreement, at the closing of the Merger (the “Closing”), each of Stage It’s outstanding shares (including common and preferred shares) were converted into the right to receive the applicable portion of the Merger Consideration. $1,085,450 of the Merger Consideration was paid in cash and satisfaction of certain outstanding debt obligations of Stage It, as outlined in a Closing Payment Certificate of the Merger Agreement, and the other portion was paid in shares of the Company’s common stock or preferred stock, with the actual number of such shares to be issued reduced by the cash component outlaid in the transaction. A portion of the Merger Consideration, $1 million, was held back for the purposes of satisfying certain contingent obligations of Stage It.

The Merger Agreement provides for the issuance of earnout shares which the company estimates will not be achieved.

On February 14 2022, the Company completed the acquisition of Stage It. As a result of the Closing, Stage It became a wholly-owned subsidiary of the Company. For the acquisition, the Company issued the initial 135,000,000 shares, paid certain amounts to Stage It vendors and will potentially pay additional amounts as detailed under Merger Consideration in the Merger Agreement.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements as of March 31, 2023, the Company had $54,191 in cash on hand, had negative working capital of $6,524,049 and had an accumulated deficit of $37,247,403. Additionally, for the three months ended March 31, 2023, the Company used $412,213 in cash from operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The Company does not have any commitments for additional capital.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s March 31, 2023, consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

NOTE 3 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Consolidation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”), which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

The Company consolidates its results with its wholly-owned subsidiary, Stage It Corp.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Stage It receives revenue through a percentage of ticket sales and tipping. This show-based revenue creates a pool that is shared with the performing artist. Once a show is completed, the revenue that has been created through tickets and tips is allocated. Typically, Stage It retains 20% of the revenue as an agent and the artist receives 80% of the revenue as the performer; however, there are occasions when the profit split has different ratios. Revenue is recognized once a show is complete and the performance obligation to the consumer has been met. Since Stage It acts as an agent, revenue is recorded on a net basis only on the 20% portion, less direct expenses such as broadcast costs, merchant processing fees, bank services charges, license fees and the cost of production.

The Company also recognizes revenue from the sale of CDs and USB drives that contain the recording of live concerts and are made available to concert attendees immediately after the show and online. Revenue is recognized on the sale of a product when our performance obligation is completed, which is when the risk of loss transfers to our customers and the collection of the receivable is reasonably assured, which generally occurs when the product is purchased.

As of March 31, 2023 and December 31, 2022, deferred revenue amounted to $872,990 and $862,597, respectively. As of March 31, 2023, deferred revenue was comprised of two amounts, $74,225 at VNUE related to the Matchbox Twenty Tour with Rob Thomas that was cancelled due to Covid-19, and $798,765 in unredeemed notes at Stage It that have been purchased by customers but not used toward any events. When these notes are redeemed, on average, the performing artists will receive approximately 80%, and the Company will record 20% of the value of these notes as revenue.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Significant estimates include the valuation allowance for the deferred tax asset and the accruals for potential liabilities. Actual results could differ from these estimates.

Stock Purchase Warrants

The Company accounts for warrants issued to purchase shares of its common stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

Fair Value of Financial Instruments

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments, such as cash, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments. The carrying values of our notes payable approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. There were no derivative liabilities outstanding as of March 31, 2023 and December 31, 2022.

Income (Loss) per Common Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that is then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share on March 31, 2023, because their impact would have been anti-dilutive.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in the results of operations. The estimated useful lives of property and equipment are as follows:

Schedule of property plant equipment estimated useful lives
Computers, software, and office equipment	3 years
Furniture and fixtures	7 years

As of March 31, 2023, the Company’s property, which consisted solely of computers at its Stage It subsidiary, was fully depreciated. Depreciation expense for the three months ended March 31, 2023, and 2022, amounted to $9,134 and $1,880, respectively.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisition is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist primarily of customer relationships, trademarks, and product formulations. The useful life of these customer relationships is estimated to be three years.

Goodwill is not amortized but is subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures, and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then an impairment loss is recognized in an amount equal to the excess. As of December 31, 2022, the Company determined that its goodwill and intangibles were fully impaired, and as a result, recorded an impairment of goodwill and intangible assets amounting to $4,261,683 in its Statements Operations for the year ended December 31, 2022.

Recently Issued Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and also issued subsequent amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, “Topic 326”). Topic 326 requires measurement and recognition of expected credit losses for financial assets held. The Company will be required to adopt this ASU for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of Topic 326 is not expected to have a material effect on the Company’s financial statements and financial statement disclosures.

NOTE 4 – PREPAID EXPENSE

As of March 31, 2023 and December 31, 2022, the balances in prepaid expenses was $261,100 and $130,000.

Schedule of prepaid expense
	March 31, 2023	December 31, 2022
Matchbox Twenty agreement	$100,000	$100,000
Deposit with joint venture partner	161,100	30,000
Total prepaid expenses	$261,100	$130,000

$100,000 of the prepaid expense in both periods relates to a January 9, 2020 agreement entered into by the Company with recording and performance artist, Matchbox Twenty “MT Agreement”), to record its 2020 tour and sell limited edition double CD sets, download cards, and digital downloads. As part of the deal, the Company agreed to pay an advance of $100,000 against sales to MT and its affiliated companies, which was paid in full in installments, with the last installment of $40,000 paid on March 4, 2020. This tour which has been delayed due to Covid-19 is expected to commence in May 2023.

NOTE 5 – RELATED PARTY TRANSACTIONS

DiscLive Network

On July 10, 2017, the Company entered into a Licensing Agreement with RockHouse Live Media Productions, Inc., DBA “DiscLive” or “DiscLive Network” (“DiscLive”) to formalize the terms of the Strategic Alliance entered into by the Company with DiscLive on July 21, 2016. VNUE has acquired an exclusive license from DiscLive, for a period of three years unless earlier terminated under the Agreement, for the use of all its assets, including but not limited to the DiscLive brand, website (including eCommerce platform), intellectual property, inventory, equipment, trade secrets and anything related to its business of “instant live” recording. Under the terms of the Agreement, DiscLive granted the Company a worldwide exclusive license.

In exchange for the license, DiscLive will receive a license fee equal to five percent (5%) of any sales derived from the sale and use of the products and services. DiscLive is controlled by our Chief Executive Officer. Revenues of $3,875 and $5,049 for the periods ended March 31, 2023, and 2022, respectively, were recorded using the assets licensed under this agreement. For the periods ended March 31, 2023, and 2022 the fees would have amounted to $194 and $252, respectively. The Company’s Chief Executive Officer agreed to waive the right to receive these license fees for both years and has never taken any fees pursuant to this agreement.

Advances from Officers/Stockholders

From time to time, officers/stockholders of the Company advance funds to the Company for working capital purposes. During the year ended December 31, 2021, the Company’s Chief Executive Officer advanced $10,000 to the Company on an interest-free basis. That amount was repaid in the fourth quarter of 2022.

NOTE 6 – BUSINESS ACQUISITION

On February 13, 2022, VNUE, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage It”), and the stockholders’ representative for Stage It, pursuant to which the Company will acquire Stage It for up to $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, at the closing of the Merger (the “Closing”), each of Stage It’s outstanding shares (including common and preferred shares) will be converted into the right to receive the applicable portion of the Merger Consideration. A portion of the Merger Consideration will be paid in cash and take the form of satisfying certain outstanding debt obligations of Stage It, as outlined in a Closing Payment Certificate of the Merger Agreement, and the other portion will be paid in shares of the Company’s common stock or preferred stock, with the actual number of such shares to be issued reduced by the cash component outlaid in the transaction. A portion of the Merger Consideration, $1 million, will be held back to satisfy certain contingent obligations of Stage It.

The Merger Agreement also allows for the issuance of earn-out shares, not to exceed the overall Merger Consideration, provided that certain EBIDTA requirements are met over the course of 18 months.

On February 13, 2022, the Company, Stage It and the shareholders of Stage It entered into a voting agreement concerning the Merger.

On February 14, 2022, the Company completed the acquisition of Stage It. As a result of the Closing, Stage It became a wholly-owned subsidiary of the Company. For the acquisition, the Company will issue the initial 135,000,000 shares and pay certain amounts as detailed under Merger Consideration in the Merger Agreement. The price to be paid in cash and stock for the Earnout Shares and Holdback Shares are set forth in the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding its terms. The representations, warranties, and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and may not have been intended to be statements of fact, but rather as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties, and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s shareholders. None of the Company’s shareholders or any other third party should rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, the Company, Merger Sub, or any of their respective subsidiaries or affiliates

For the acquisition of Stage It, the following table summarizes the acquisition date fair value of the consideration paid, identifiable assets acquired and liabilities assumed:

Consideration paid

Schedule of fair value of consideration
Common stock issued, 41,476,963 shares of the Company’s restricted common stock valued at $0.0101 per share	$418,917
Common stock issuable, 93,523,037 shares of the Company’s restricted common stock valued at $0.0101 per share	944,583
Net liabilities assumed	2,871,066
Cash paid	1,085,450
Fair value of total consideration paid	$5,320,016

Net assets acquired and liabilities assumed

Schedule of net asset acquired and liabilities assumed
Cash and cash equivalents	$107,689
Computer equipment	36,882
Total assets	144,571

Accounts payable and accrued liabilities	1,711,349
Notes payable	526,385
Deferred revenue	777,903
Total liabilities	$3,015,637

Net liabilities assumed	$2,871,066

The Company has allocated the fair value of the total consideration paid of $10,400,000 to goodwill and $2,600,000 to intangible assets with a life of three years. The value of goodwill represents Stage It’s ability to generate profitable operations going forward. Management estimated the provisional fair values of the intangible assets and goodwill on March 31, 2022, and did not complete a valuation study with an independent third party. During the year ended December 31, 2022, the Company recorded $758,333 in amortization expense.

On December 31, 2022, the Company, based on its internal analysis, estimated that its Stage It subsidiary would not achieve its Earnout and that all of the goodwill and intangible assets relating to the acquisition of Stage It was fully impaired. As a result, the Company recorded an impairment of goodwill and intangible assets charge net of the earnout reversal of $4,262,683 on its Statements of Operations for the year ended December 31, 2022.

The amount of $4,262,683 was calculated as follows:

Schedule of net impairment
Goodwill impairment	$10,400,000
Intangible assets impairment	1,542,847
Reversal of Earnout liability	(7,679,984)
Net impairment	$4,262,863

NOTE 7 – DEFERRED REVENUE

As of March 31, 2023 and December 31, 2022, deferred revenue amounted to $872,990 and $862,597, respectively. As of March 31, 2023, deferred revenue was comprised of two amounts, $74,225 at VNUE related to the Matchbox Twenty Tour with Rob Thomas that was cancelled due to Covid-19, and $798,765 in unredeemed notes at Stage It that have been purchased by customers but not used toward any events. When these notes are redeemed, on average, the performing artists will receive 80%, and the Company will record 20% of the value of these notes as revenue.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities on March 31, 2023, and December 31, 2022:

Schedule of accrued liabilities
	March 31, 2023	December 31, 2022
Accounts payable and accrued expense	$2,435,129	$2,389,231
Accrued interest	306,178	282,612
Soundstr Obligation	145,259	145,259
Total accounts payable and accrued liabilities	$2,886,566	$2,817,102

NOTE 9 – SHARES TO BE ISSUED

As of March 31, 2023 and December 31, 2022, the balances of shares to be issued were 975,174 and $975,174, respectively. The balance as of March 31, 2023 is comprised of the following:

●	As of December 31, 2022, the Company had not yet issued 5,204,352 shares of common stock with a value of $247,707 for past services provided and for an acquisition in previous years.

●	During the year ended December 31, 2022, pursuant to the acquisition of Stage It described throughout this Report, an additional 72,026,422 shares remain issuable to Stage It shareholders valued at $727,647.

NOTE 10 – NOTES PAYABLE

The balance of the Notes Payable outstanding as of March 31, 2023, and December 31, 2022, was $1,159,262 and $1,134,262, respectively. The balances as of March 31, 2023, were comprised of numerous 8% notes for $885,157 due to Ylimit, payable on September 30, 2023, and $274,104 in notes due to former Stage It shareholders.

NOTE 11 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consist of the following:

Schedule of convertible notes payable
	March 31, 2023	December 31, 2022
Various Convertible Notes(a)	$131,703	131,703
Golock Capital, LLC Convertible Notes(b)	339,011	339,011
Total Convertible Notes	$470,714	470,714

(a)

This total is comprised of six convertible notes with five different noteholders. With the exception of one note for $28,500 due to a former related party which is interest free, all of the remaining notes at a 10% interest rate are past due their maturity. The Company has not received any default notices on these notes and continues to accrue interest on these notes. Additionally, $73,204 of these notes due to DBW Investments is in dispute.

(b)	On February 2, 2018, the Company issued a convertible note to Golock Capital, LLC (“Golock”) in the principal amount of $40,000 with an interest rate of 10% per annum and a maturity date of November 2, 2018. The note included an original issue discount of $5,000. The note is convertible into shares of the Company’s common stock at $0.015 per share. As additional consideration for Golock to enter into this agreement with the Company, the Company issued warrants to Golock to acquire in the aggregate 2,500,000 shares of the Company’s common stock at an exercise price of $0.015 per share that expire three years from the date of grant. The relative fair value of the warrants, the original issue discount, and the beneficial conversion feature totalling $40,000 was recorded as a debt discount and will be amortized to interest expense over the term of the note. On November 5, 2018, the Company amended the notes above by changing the conversion feature for the aggregate notes to be convertible into shares of common stock of the Company at the lower of (i) $0.015 per share or, (ii) 58% of the lowest closing bid price in the 20 trading days prior to the day that Golock requests conversion. This feature gave rise to a derivative liability of $553,000 at the date of issuance, as discussed below. The amendment also increased the principal face amount of notes to include accrued interest, and an additional $43,250 was added to the principal, which was recorded to financing costs. The aggregate balance of the notes outstanding, and the related debt discount was $302,067 and $0, respectively, as of December 31, 2018.

On April 29, 2019, Golock entered into an amendment with the Company to extend the maturity of the Notes until July 31, 2019. In return, Golock received several concessions. They received (a) a warrant to purchase 12,833,333 shares of the Company’s common stock for 48 months, exercisable at a strike price of $.00475. The Company recorded a financing charge of $28,227 related to these warrants and (b) the conversion noted above was changed from 58% to 50% of the lowest closing bid price in the 20 trading days prior to that day that Golock requested conversion. During the year ending December 31, 2019, the Company issued new notes payable of $53,331, and $23,102 of notes and accrued interest were converted into 100,000,000 shares of common stock. The balance of the notes outstanding on December 31, 2019 was $339,010. As of December 31, 2019, $285,679 of these notes were past due. As of March 31, 2023, all of the Golock notes amounting to $339,011 were past due.

As a result, Golock has assessed the Company additional penalties and interest of $1,172,782. The Company disagrees with the accrued interest and penalties due to Golock. Initially, the Company recorded this amount as a liability on its balance during the period ended 2021. Subsequently, during the three-month period ended September 30, 2021, the Company obtained a legal opinion supporting its position that these charges were egregious and reversed the liability on its balance sheet. The Company intends to litigate this amount as well as the validity of the principal and interest outstanding if a settlement on a vastly reduced amount cannot be reached.

NOTE 12 – STOCKHOLDERS’ DEFICIT

Common stock

The Company has authorized 4,000,000,000 shares of $0.0001 par value common stock. As of March 31, 2023, and December 31, 2022, there were 1,783,508,869 and 1,676,014,753 shares of common stock issued and outstanding, respectively. During the three months ended March 31, 2023, the Company sold 107,494,116 common shares pursuant to the terms of its equity line and raised $258,597 in proceeds.

Preferred Stock Series A

On July 2, 2019, the Company filed a Certificate of Amendment (the “Charter Amendment”) to the Company’s Articles of Incorporation (as amended to date, the “Articles of Incorporation”) with the Secretary of State of the State of Nevada. The Charter Amendment increased the Company’s capitalization to 2,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, of which 5,000,000 were designated as Series A Convertible Preferred Stock.

As of March 31, 2023 and 2022 the Company had 20,000,000 shares of $0.0001 par value preferred stock authorized and there were 4,250,579 shares of Series A Preferred Stock issued and outstanding.

On May 22, 2019, the Company authorized and designated a class of Series A Convertible Preferred Stock (“Series A Preferred Stock”), in accordance with a Certificate of Designation filed with the State of Nevada (the “Series A Designation”). It subsequently issued 4,126,776 restricted shares of Series A Preferred Stock to various employees and service providers to compensate and reward them for services and to incentivize them to provide continued service to the Company. The Series A Preferred Stock receives relative rights and preferences under terms and conditions set forth in the Certificate of Designation of the Preferred Stock.

Pursuant to the Series A Designation, each share of Series A Preferred Stock may be converted into 50 shares of common stock of the Company. The Series A Preferred Stockholders shall be entitled to share among dividends with the common stock shareholders of the Company on an as-converted basis. The Series A Preferred Stockholders shall vote with the common stock as a single class, on a 100 to 1 basis, such that for every share of Series A Preferred Stock held, such shares shall entitle the holder to cast 100 votes. The holders of the Series A Preferred Stock have no liquidation or redemption preference rights but get treated as common stockholders on an as converted basis.

The Company believes that the issuance of the Series A Preferred Stock was exempt from the registration requirements under the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act in that said transaction did not involve a public solicitation and said restricted shares were issued to only a small number of employees and consultants with an ongoing relationship with the Company.

As of March 31, 2023, and December 31, 2022, there were 4,250,579 shares of Series A Preferred issued and outstanding.

Preferred Stock Series B (Update)

On January 3, 2022, the Company authorized and designated a class of 2,500 shares, par value $0.0001, of Series B Convertible Preferred Stock (“Series B Preferred Stock”), in accordance with a Certificate of Designation filed with the State of Nevada (the “Series 5 Designation”).

During the three months ended March 31, 2023, the Company issued 117 Preferred B shares to GHS. These share shares were valued as follows:

●	6 shares were considered financing fees valued at $6,000

●	111 shares were used to raise 111,000 in cash

As of March 31, 2023, there were 2,422 Preferred B shares outstanding, all Preferred B Shares of which are currently held by GHS.

Warrants

In connection with the issuance of Series B Preferred Stock to the Company described in Note 14, the Company issued 279,655,690 warrants, with a five-year life, at an average strike price of $0.0788.

A summary of warrants is as follows:

Schedule of warrants
	Number of Warrants	Weighted Average Exercise
Balance outstanding, December 31, 2020	23,805,027
Warrants expired or forfeited	(8,004,708)	-
Balance outstanding and exercisable, December 31, 2021	15,800,319	$0.00475
Warrants exercised or forfeited	(15,800,319)
Warrants granted during the year ended December 31, 2022	279,655,690	$0.00788	(a)
Balance outstanding and exercisable, December 31, 2022	279,655,690
Warrants exercised or forfeited	-
Warrants granted during the three months ended March 31, 2023	55,785,127
Balance outstanding and exercisable, March 31, 2023	335,440,817

(a)	The strike price is subject to adjustment based on the market price of the Company’s stock price.

Information relating to outstanding warrants on March 31, 2023, summarized by exercise price, is as follows:

The weighted-average remaining contractual life of all warrants outstanding and exercisable on March 31, 2023 is approximately 4.26 years. As of March 31, 2023, there were 58,013,989 warrants “in the money” at an average price of $0.00279 with an intrinsic value of approximately $93,000.

Preferred Stock Series C

On May 25, 2022, the Company authorized and designated a class of 10,000 shares of Series C Preferred Stock, par value $0.0001. The holders of the Series C Preferred Stock shall have the right to cast one million (1,000,000) votes for each share held of record on all matters submitted to a vote of holders of the Company’s common stock. On the same date, the Company issued to each of Zach Bair, Chief Executive Officer & Chairman, Anthony Cardenas, Chief Financial Officer and Director, and Lou Mann, Executive Vice President and Director, 1,000 shares of this newly created Series C Preferred Stock for services rendered. These share which represented 3,000,000,000 (billion) votes, was valued at the trading price of the Company’s securities of $0.0051 on the date of Board of Director approval. As a result, the Company recorded a non-cash charge of $15,300,000 on its Statement of Operation for the three months ended June 30, 2022.

As of March 31, 2023 and December 31, 2022, there were 3,000 shares of Series C Preferred Stock outstanding.

NOTE 13 – COMMITMENT AND CONTINGENCIES

Litigation

Legal Matters

In the matter of VNUE, Inc. v. Power Up Lending Group, Ltd. On October 6, 2021, the Company commenced an action against Power Up Lending Group, Ltd. (“Power Up”) and Curt Kramer (“Kramer”) (Power Up and Kramer together, the “Power Up Parties”) in the United States District Court for the Eastern District of New York. The complaint alleges that: (1) Power Up is an unregistered dealer acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”) and, pursuant to Section 29(b) of the Act, the Company is entitled to recessionary relief from certain convertible promissory notes (“Notes”) and securities purchase agreements (“SPAs”) entered into by the Company and Power Up; (2) Kramer is liable to the Company as the control person of Power Up pursuant to Section 20(a) of the Act; and (3) Power Up is liable to the Company for unjust enrichment arising from the Notes and SPAs.

On December 10, 2021, the Power Up Parties filed their pre-motion conference request letter with the Court regarding their forthcoming motion to dismiss the Company’s complaint. On December 17, 2021, the Company filed its opposition thereto. On January 26, 2022, the Company filed its amended complaint, which asserted the same causes of action set forth in the initial complaint, and further alleged that Power Up made material misstatements in connection with the purchase and sale of the Company’s securities in violation of Section 10(b) of the Act and, thus, the Company is entitled to recessionary relief from the Notes and SPAs pursuant to Section 29(b) of the Act.

On February 9, 2022, the Court ordered an initial conference. The initial conference is currently scheduled for May 16, 2022, at 12:00 p.m. (EST). As of the date hereof, the Company intends to litigate its claims for relief against the Power Up Parties.

On June 7, 2022, the Company filed a voluntary dismissal of the action because the parties reached a confidential settlement.

Golock Capital, LLC and DBW Investments, LLC v. VNUE, Inc. On September 29, 2021, Golock Capital, LLC (“Golock”) and DBW Investments, LLC (“DBW”) (Golock and DBW together, the “Golock Plaintiffs”) commenced an action against the Company in the United States District Court for the Southern District of New York. The Golock Plaintiffs’ complaint alleges that the Company is in breach of certain convertible promissory notes and securities purchase agreements separately entered into with Golock and DBW and seeks declaratory judgment, injunctive relief, and specific performance against the Company.

On December 2, 2021, the Golock Plaintiffs filed their amended complaint, which asserted the same causes of action set forth in the initial complaint and an additional cause of action for unjust enrichment. On January 19, 2022, the Company filed its answer with affirmative defenses to the amended complaint. As to its affirmative defenses, the Company asserted that the Golock Plaintiff’s claims are barred because: (1) the Golock Plaintiffs are unregistered dealers acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”), and, pursuant to Section 29(b) of the Act, that the Company is entitled to recessionary relief from the certain convertible promissory notes and securities purchase agreements at issue in the amended complaint; and (2) that the convertible promissory notes are, in fact, criminally usurious loans that impose interest onto the Company at a rate that violates New York Penal Law § 190.40 and, therefore, the subject convertible notes are void ab initio pursuant to New York’s usury laws.

On January 20, 2022, the Court ordered that the parties submit a joint letter in lieu of a pretrial conference on or before February 3, 2022. As of the date hereof, the Company intends to vigorously defend itself against the Golock Plaintiff’s claims.

On September 1, 2022, the Company filed an amended answer with counterclaims against the Golock Plaintiffs and their control persons asserting claims under the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and the Act. On September 23, the Golock Plaintiffs filed a motion to dismiss the counterclaims.

On February 14, 2023, the Court granted the motion to dismiss and also dismissed all claims against the Golock Plaintiff’s control persons. The Company remains committed to actively litigating its affirmative defenses under the Act of and RICO.

NOTE 14 – SUBSEQUENT EVENTS

Subsequent to March 31, 2023, the Company sold 70,757,457 common shares pursuant to its equity line of credit with GHS and raised approximately $198,000 in gross proceeds.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of VNUE, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of VNUE, Inc. as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2020

Lakewood, CO

April 14, 2023

VNUE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash	$82,807	$36,958
Prepaid expenses	130,000	464,336
Total current assets	212,807	501,294
Fixed assets, net	9,134	-
Total assets	$221,942	$501,294

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$2,817,102	$923,781
Shares to be issued	975,174	247,707
Accrued payroll-officers	212,250	233,750
Advances from officer	-	10,000
Dividends payable	210,486	-
Notes payable	1,134,262	869,157
Deferred revenue	862,597	74,225
Convertible notes payable, net	470,714	635,714
Purchase liability	-	300,000
Total current liabilities	6,682,586	3,294,334
Total liabilities	6,682,586	3,294,334

Commitments and Contingencies

Stockholders’ Deficit
Preferred A stock, par value $0.0001: 20,000,000 shares authorized; 4,250,579 and 4,250,579 issued and outstanding as of December 31, 2022 and December 31, 2021	425	425
Preferred B stock, par value $0.0001: 2,500 shares authorized; 2,305 and -0- issued and outstanding as of December 31, 2022 and December 31, 2021	-	-
Preferred C stock, par value $0.0001: 100,000 shares authorized; 3,000 and -0- issued and outstanding as of December 31, 2022 and December 31, 2021	-	-
Common stock, par value $0.0001, 2,000,000,000 shares authorized; and 1,676,014,753 and 1,411,799,497 shares issued and outstanding, as of December 31, 2022, and December 31, 2021, respectively	167,601	141,177
Additional paid-in capital	30,179,731	10,900,652
Accumulated deficit	(36,808,403)	(13,835,294)
Total stockholders’ deficit	(6,460,646)	(2,793,040)
Total Liabilities and Stockholders’ Deficit	$221,942	$501,294

The accompanying notes are an integral part of these consolidated financial statements.

VNUE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended
	December 31,
	2022	2021
Revenues - related party	$11,818	$100,476
Revenue, net	347,329	-
Total revenue	359,147	100,476
Direct costs of revenue	325,878	153,181
Gross profit (loss)	33,269	(52,705)
Operating expenses:
Issuance of Preferred C voting stock -related party	15,300,000	-
General and administrative expense	500,633	149,425
Payroll expenses	302,277	303,261
Professional fees	727,052	479,448
Amortization of intangible assets	758,333	-
Impairment of goodwill and intangible assets, net of earnout reversal	4,261,683
Total operating expenses	21,849,979	932,134
Operating loss	(21,816,710)	(984,839)
Other income (expense), net
Change in fair value of derivative liability	-	3,156,582
Other income	-	1,172,789
Loss on the extinguishment of debt	(133,911)	(80,227)
Financing costs	(812,001)	(343,923)
Other income (expense), net	(945,912)	3,905,221
Net income (loss)	$(22,762,622)	$2,920,382
Preferred B Stock dividends	(210,486)	-
Net income (loss) available to common shareholders	$(22,973,109)	$2,920,382

Net loss per common share - basic and diluted	$(0.02)	$0.00

Weighted average common shares outstanding:
Basic	1,495,043,842	1,300,621,328
Diluted	1,495,043,842	1,311,935,180

The accompanying notes are an integral part of these consolidated financial statements.

VNUE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Preferred A		Preferred B		Preferred C		Par value $0.001		Additional
	Shares		Shares		Shares		Common Shares		Paid- in	Accumulated
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Capital	Deficit	Total
Balance - December 31, 2020	4,126,776	$413	-	$-	-	$-	1,211,495,162	$121,149	$8,386,593	(16,755,676)	(8,247,521)

Beneficial conversion feature of convertible notes									111,765		111,765

Net income										2,920,382	2,920,382

Shares issued upon conversion of convertible notes payable	123,803	12					75,195,174	7,520	1,273,991		1,281,523

Private placement of common shares		-		-		-	125,089,161	12,509	1,128,303		1,140,812

Balance, December 31, 2021	4,250,579	425	-	$-	-	$-	1,411,779,497	$141,177	$10,900,652	$(13,835,294)	$(2,793,040)

	Preferred A		Preferred B		Preferred C		Par value $0.001		Additional
	Shares		Shares		Shares		Common Shares		Paid- in
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Capital	Deficit	Total
Balance - December 31, 2021	4,250,579	$425	-	$-	-	$-	1,411,779,497	$141,177	$10,900,652	$(13,835,294)	$(2,793,040)

Issuance of Preferred B Shares for cash			1,980						1,964,600		1,964,600

Conversion of debt to Preferred B Shares			266						319,200		319,200

Financing fee paid in Preferred B shares			59						68,400		68,400

Issuance of Preferred C voting shares					3,000	-			15,300,000		15,300,000

Series B dividends										(210,486)	(210,486)

Beneficial conversion feature of Preferred B shares									434,200		434,200

Shares issued for the Company’s equity line							195,261,678	19,526	506,743		526,269

Shares issued for services							6,000,000	600	56,200		56,800

Acquisition shares issued for Stage It purchase							62,973,578	6,297	629,736		636,033

Net loss		-		-		-		-		(22,762,622)	(22,762,622)

Balance, December 31, 2022	4,250,579	$425	2,305	$-	3,000	$-	1,676,014,753	$167,601	$30,179,731	$(36,808,403)	$(6,460,646)

The accompanying notes are an integral part of these consolidated financial statements.

VNUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	December
	2022	2021
Cash Flows From Operating Activities:
Net income (loss)	$(22,762,622)	$2,920,382
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	28,688
Amortization of intangible assets	758,333
Change in the fair value of derivatives	-	(3,156,582)
Loss on the extinguishment of debt	133,911	80,227
Beneficial conversion feature of Preferred B stock	434,200
Issuance of Preferred C voting stock -related party	15,300,000
Impairment of goodwill and intangible assets, net of earnout reversal	4,261,683
Shares issued for services	56,800
Amortization of debt discount		111,765
Changes in operating assets and liabilities, net of acquired amounts
Prepaid expenses	334,336	(364,337)
Accounts payable and accrued interest	189,262	(1,045,767)
Deferred revenue	10,469	-
Accrued payroll officers	(21,500)	24,000
Net cash used in operating activities	(1,276,439)	(1,430,312)

Cash Flows From Investing Activities:	-	-
Purchase of fixed assets	(940)
Acquisition of a business net of cash received	(977,761)
Net cash used in investing activities	(978,701)	-

Cash Flows From Financing Activities:
Repayment of officer advance	(10,000)	10,000
Payments on promissory notes	(261,280)	(22,000)
Shares issued for financing costs	68,400
Proceeds from the private placement of common shares	526,269	1,140,812
Proceeds from the sale of Series B Preferred Stock	1,964,600	-
Proceeds from the issuance of convertible notes	3,000	334,000
Net cash provided by investing activities	2,300,989	1,462,812

Net Increase In Cash	45,848	32,501
Cash At The Beginning Of The Period	36,959	4,458
Cash At The End Of The Period	$82,807	$36,959

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash information:
Stage It acquisition	$636,033	$-
Preferred B shares issued upon the conversion of debt and accrued interest	$319,200	$-

The accompanying notes are an integral part of these consolidated financial statements.

VNUE, INC.

YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

History and Organization

VNUE, Inc. (formerly Tierra Grande Resources, Inc.) (“VNUE”, “TGRI”, or the “Company”) was incorporated under the laws of the State of Nevada on April 4, 2006.

On May 29, 2015, VNUE, Inc. entered into a merger agreement with VNUE Washington, Inc. Pursuant to the terms of the Merger Agreement, all of the outstanding shares of any class or series of VNUE Washington were exchanged for an aggregate of 50,762,987 shares of TGRI common stock. As a result of the Merger, VNUE Washington became a wholly-owned subsidiary of the Company, and the transaction was accounted for as a reverse merger with VNUE Washington deemed the acquiring company for accounting purposes, and the Company deemed the legal acquirer.

The Company is developing technology-driven solutions for Artists, Venues, and Festivals to automate the capturing, publishing, and monetization of their content, as well as protection of their rights.

On February 13, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage It”), and the stockholders’ representative for Stage It, pursuant to which the Company will acquire Stage It for up to $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly-owned subsidiary of the Company (the “Merger”).

On February 13, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage It”), and the stockholders’ representative for Stage It, pursuant to which the Company contracted to acquire Stage It for up to $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly-owned subsidiary of the Company (the “Merger”). At the same time, Stage It and several of the shareholders of Stage It entered into a voting agreement concerning the Merger.

Pursuant to the Merger Agreement, at the closing of the Merger (the “Closing”), each of Stage It’s outstanding shares (including common and preferred shares) were converted into the right to receive the applicable portion of the Merger Consideration. $1,085,450 of the Merger Consideration was paid in cash and satisfaction of certain outstanding debt obligations of Stage It, as outlined in a Closing Payment Certificate of the Merger Agreement, and the other portion was paid in shares of the Company’s common stock or preferred stock, with the actual number of such shares to be issued reduced by the cash component outlaid in the transaction. A portion of the Merger Consideration, $1 million, was held back for the purposes of satisfying certain contingent obligations of Stage It.

The Merger Agreement provides for the issuance of earnout shares which the company estimates will not be achieved.

On February 14 2022, the Company completed the acquisition of Stage It. As a result of the Closing, Stage It became a wholly-owned subsidiary of the Company. For the acquisition, the Company issued the initial 135,000,000 shares, paid certain amounts to Stage It vendors and will potentially pay additional amounts as detailed under Merger Consideration in the Merger Agreement.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements as of December 31, 2022, the Company had $82,807 in cash on hand, had negative working capital of $6,469,779 and had an accumulated deficit of $32,808,403. Additionally for the year ended December 31, 2022, the Company used $1,276,439 in cash from operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The Company does not have any commitments for additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2022, consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

NOTE 3 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Consolidation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

The Company consolidates its results with its wholly-owned subsidiary, Stage It Corp.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Stage It receives revenue through a percentage of ticket sales and tipping. This show-based revenue creates a pool that is shared with the performing artist. Once a show is completed the revenue that has been created through tickets and tips is allocated. Typically, Stage It retains 20% of the revenue as an agent and the artist receives 80% of the revenue as the performer, however, there are occasions when the profit split has different ratios. Revenue is recognized once a show is complete and the performance obligation to the consumer has been met. Since Stage It acts as an agent, revenue is recorded on a net basis only on the 20% portion, less direct expenses such as broadcast costs, merchant processing fees, bank services charges, license fees and the cost of production.

The Company also recognizes revenue on the sale of CDs and USB drives that contain the recording of live concerts and are made available to concert attendees immediately after the show and online. Revenue is recognized on the sale of a product when our performance obligation is completed which is when the risk of loss transfers to our customers and the collection of the receivable is reasonably assured, which generally occurs when the product is purchased.

As of December 31, 2022 and December 31, 2021 deferred revenue amounted to $862,597 and $74,225, respectively. As of December 31, 2022, deferred revenue was comprised of two amounts, $74,225 at VNUE related to the Matchbox Twenty Tour with Rob Thomas that was cancelled due to Covid-19, and $788,372 in unredeemed notes at Stage It that have been purchased by customers but not used toward any events. When these notes will be redeemed, on average the performing artists will receive 80%, and the Company will record 20% of the value of these notes as revenue.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Significant estimates include the assumptions used for the determination of goodwill and intangible assets, the valuation allowance for the deferred tax asset and the accruals for potential liabilities. Actual results could differ from these estimates.

Stock Purchase Warrants

The Company accounts for warrants issued to purchase shares of its common stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

Fair Value of Financial Instruments

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●

Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments. The carrying values of our notes payable approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. There were no derivative liabilities outstanding as of December 31, 2022 and December 31, 2021.

Income (Loss) per Common Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that is then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share on December 31, 2022, because their impact would have been anti-dilutive.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in the results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	3 years
Furniture and fixtures	7 years

As of December 31, 2022 and 2021, the Company’s property, which consisted solely of computers at its Stage It subsidiary, amounted to $9,134, net of accumulated depreciation and -$-0- respectively. Depreciation expense for the year ended December 31, 2022, and 2021, amounted to $28,688 and $-0- respectively.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisition is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist primarily of customer relationships, trademarks, and product formulations. The useful life of these customer relationships is estimated to be three years.

Goodwill is not amortized but is subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures, and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then an impairment loss is recognized in an amount equal to the excess. As of December 31, 2022 the Company determined that its goodwill and intangibles were fully impaired, and as a result recorded an impairment of goodwill and intangible assets amounting to $4,261,683 in its Statements Operations for the year ended December 31, 2022.

Recently Issued Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and also issued subsequent amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, “Topic 326”). Topic 326 requires measurement and recognition of expected credit losses for financial assets held. The Company will be required to adopt this ASU for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of Topic 326 is not expected to have a material effect on the Company’s financial statements and financial statement disclosures.

NOTE 4 – PREPAID EXPENSE

As of December 31, 2022 and December 31, 2021, the balances in prepaid expenses was $130,000 and $464,336.

	December 31, 2022	December 31, 2021
Matchbox Twenty agreement	$100,000	$100,000
Deposit with joint venture partner	30,000	-
Pre-acquisition expenses paid at Stage It	-	364,336
Total prepaid expenses	$130,000	$464,336

$100,000 of the prepaid expense in both periods relates to a January 9, 2020 agreement entered into by the Company with recording and performance artist, Matchbox Twenty “MT Agreement”), to record its 2020 tour and sell limited edition double CD sets, download cards, and digital downloads. As part of the deal, the Company agreed to pay an advance of $100,000 against sales, to MT and its affiliated companies, which was paid in full in installments, with the last installment of $40,000 paid on March 4, 2020. This tour which has been delayed due to Covid-19 is expected to commence in May, 2023.

NOTE 5 – RELATED PARTY TRANSACTIONS

DiscLive Network

On July 10, 2017, the Company entered into a Licensing Agreement with RockHouse Live Media Productions, Inc., DBA “DiscLive” or “DiscLive Network” (“DiscLive”) to formalize the terms of the Strategic Alliance entered into by the Company with DiscLive on July 21, 2016. VNUE has acquired an exclusive license from DiscLive, for a period of three years unless earlier terminated under the Agreement, for the use of all its assets, including but not limited to the DiscLive brand, website (including eCommerce platform), intellectual property, inventory, equipment, trade secrets and anything related to its business of “instant live” recording. Under the terms of the Agreement, DiscLive granted the Company a worldwide exclusive license.

In exchange for the license, DiscLive will receive a license fee equal to five percent (5%) of any sales derived from the sale and use of the products and services. DiscLive is controlled by our Chief Executive Officer. Revenues of $11,818 and $100,476 for the periods ended December 31, 2022, and 2021, respectively, were recorded using the assets licensed under this agreement. For the periods ended December 31, 2022, and 2021 the fees would have amounted to $591 and $5,024 respectively. The Company’s Chief Executive Officer agreed to waive the right to receive these license fees for both years and has never taken any fees pursuant to this agreement.

Advances from Officers/Stockholders

From time to time, officers/stockholders of the Company advance funds to the Company for working capital purposes. During the year ended December 31, 2021, the Company’s Chief Executive Officer advanced $10,000 to the Company on an interest-free basis. That amount was repaid in the fourth quarter of 2022.

NOTE 6 – BUSINESS ACQUISITION

On February 13, 2022, VNUE, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage It”), and the stockholders’ representative for Stage It, pursuant to which the Company will acquire Stage It for up to $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, at the closing of the Merger (the “Closing”), each of Stage It’s outstanding shares (including common and preferred shares) will be converted into the right to receive the applicable portion of the Merger Consideration. A portion of the Merger Consideration will be paid in cash and take the form of satisfying certain outstanding debt obligations of Stage It, as outlined in a Closing Payment Certificate of the Merger Agreement, and the other portion will be paid in shares of the Company’s common stock or preferred stock, with the actual number of such shares to be issued reduced by the cash component outlaid in the transaction. A portion of the Merger Consideration, $1 million, will be held back to satisfy certain contingent obligations of Stage It.

The Merger Agreement also allows for the issuance of earn-out shares, not to exceed the overall Merger Consideration, provided that certain EBIDTA requirements are met over the course of 18 months.

On February 13, 2022, the Company, Stage It and the shareholders of Stage It entered into a voting agreement concerning the Merger.

On February 14, 2022, the Company completed the acquisition of Stage It. As a result of the Closing, Stage It became a wholly-owned subsidiary of the Company. For the acquisition, the Company will issue the initial 135,000,000 shares and pay certain amounts as detailed under Merger Consideration in the Merger Agreement. The price to be paid in cash and stock for the Earnout Shares and Holdback Shares are set forth in the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding its terms. The representations, warranties, and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and may not have been intended to be statements of fact, but rather as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties, and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s shareholders. None of the Company’s shareholders or any other third party should rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, the Company, Merger Sub, or any of their respective subsidiaries or affiliates

For the acquisition of Stage It the following table summarizes the acquisition date fair value of the consideration paid, identifiable assets acquired and liabilities assumed:

Consideration paid

Common stock issued, 41,476,963 shares of the Company’s restricted common stock valued at $0.0101 per share	$418,917
Common stock issuable, 93,523,037 shares of the Company’s restricted common stock valued at $0.0101 per share	944,583
Net liabilities assumed	2,871,066
Cash paid	1,085,450
Fair value of total consideration paid	$5,320,016

Net assets acquired and liabilities assumed

Cash and cash equivalents	$107,689
Computer equipment	36,882
Total assets	144,571

Accounts payable and accrued liabilities	1,711,349
Notes payable	526,385
Deferred revenue	777,903
Total liabilities	$3,015,637

Net liabilities assumed	$2,871,066

The Company has allocated the fair value of the total consideration paid of $10,400,000 to goodwill and $2,600,000 to intangible assets with a life of three years. The value of goodwill represents Stage It’s ability to generate profitable operations going forward. Management estimated the provisional fair values of the intangible assets and goodwill on March 31, 2022 and did not complete a valuation study with an independent third party During the year ended December 31, 2022, the Company recorded $758,333 in amortization expense.

On December 31, 2022 the Company, based on its internal analysis estimated that its Stage It subsidiary would not achieve its Earnout and that all of the goodwill and intangible assets relating to the acquisition of Stage It was fully impaired. As a result the Company recorded an impairment of goodwill and intangible assets charge net of the earnout reversal of $4,262,683 on its Statements of Operations for the year ended December 31, 2022.

The amount of $4,262,683 was calculated as follows:

Goodwill impairment	$10,400,000
Intangible assets impairment	1,542,847
Reversal of Earnout liability	(7,679,984)

Net impairment	$4,262,863

NOTE 7 – DEFERRED REVENUE

As of December 31, 2022 and December 31, 2021 deferred revenue amounted to $862,597 and $74,225, respectively. As of December 31, 2022, deferred revenue was comprised of two amounts, $74,225 at VNUE related to the Matchbox Twenty Tour with Rob Thomas that was cancelled due to Covid-19, and $788,372 in unredeemed notes at Stage It that have been purchased by customers but not used toward any events. When these notes will be redeemed, on average the performing artists will receive 80%, and the Company will record 20% of the value of these notes as revenue.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities on December 31, 2022, and December 31, 2021:

	December 31, 2022	December 31, 2021
Accounts payable and accrued expense	$2,389,231	$588,275
Accrued interest	282,612	189,527
Soundstr Obligation	145,259	145,259
Total accounts payable and accrued liabilities	$2,817,102	$923,061

NOTE 9 – PURCHASE LIABILITY

The balance of the company’s Purchase Liability at December 31, 2022, and December 31, 2021 was $-0- and $300,000, respectively.

Under the terms of the business acquisition of Stage It described in Note 6, during the year ended December 31, 2022 the Company had a contingent Earnout Liability of $7,679,984 due to the shareholders of Stage It if Stage It operations achieve certain EBITDA operating milestones. As of December 31, 2022 the Company estimated that the Earnout would not be achieved and wrote down the Earnout liability to zero as an offset against goodwill. See Note 6.

On October 16, 2017, the Company entered into an agreement with PledgeMusic, Inc. (the “Seller”), whereby the Company acquired the digital live music distribution platform “Set.fm” from PledgeMusic. The purchase price for the acquisition was comprised of $50,000 paid in cash, and a purchase liability of $300,000.

The purchase liability was payable on the net revenues derived from VNUE’s live recording and content business and must be paid in full to the Seller no later than the three (3) year anniversary of the date of the agreement, or October 16, 2020. If the Company fails to pay the Seller the purchase liability on time, the Seller may request at any time within one hundred eighty days (180) days following the (3) year anniversary of the asset purchase agreement, that the Company immediately forfeit, convey, assign, and transfer to the Seller all or any of the Purchased Assets so requested by the Seller for no additional consideration. The Company has had no correspondence regarding this liability with Pledge Music, who declared bankruptcy in 2019.

NOTE 10 – SHARES TO BE ISSUED

As of December 31, 2022 and December 31, 2021 the balances of shares to be issued were 975,174 and $247,707. The balance as of December 31, 2022 is comprised of the following:

●	As of December 31, 2021 the Company had not yet issued 5,204,352 shares of common stock with a value of $247,707 for past services provided and for an acquisition in previous years.

●

During the year ended December 31, 2022, pursuant to the acquisition of Stage It described throughout this Report, an additional 72,026,422 shares remain issuable to Stage It shareholders valued at $727,647.

NOTE 11 – NOTES PAYABLE

The balance of the Notes Payable outstanding as of December 31, 2022, and December 31, 2021, was $1,134,262 and $869,157, respectively. The balances as of December 31, 2021 were comprised of two notes amounting to $12,000 and an 8% note for $857,157 due to Ylimit payable on September 30, 2022. On September 24, 2022 the maturity date of this Note was extended to September 30, 2023 on the same terms and conditions.

During 2022 one of the two notes comprising the $12,000 was paid off leaving a $3,000 past due note accruing interest at 10%

During the year ended December 31, 2022, the Company added $274,105 in note liabilities pursuant to the Stage It acquisition. These notes currently are not accruing interest and are past due.

NOTE 12 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consist of the following:

	December 31, 2022	December 31, 2021
Various Convertible Notes	$43,500	43,500
Golock Capital, LLC Convertible Notes (a)	339,011	339,011
Other Convertible Notes (b)	88,203	253,203
Total Convertible Notes	$470,714	635,714

(a)	On February 2, 2018, the Company issued a convertible note to Golock Capital, LLC (“Lender”) in the principal amount of $40,000 with an interest rate at 10% per annum and a maturity date of November 2, 2018. The note included an original issue discount of $5,000. The note is convertible into shares of the Company’s common stock at $0.015 per share. As additional consideration for the Lender to enter into this agreement with the Company, the Company issued warrants to the Lender to acquire in the aggregate 2,500,000 shares of the Company’s common stock at an exercise price of $0.015 per share that expire three years from the date of grant. The relative fair value of the warrants, the original issue discount, and the beneficial conversion feature totalling $40,000 was recorded as a debt discount and will be amortized to interest expense over the term of the note. On November 5, 2018, the Company amended the notes above by changing the conversion feature for the aggregate notes to be convertible into shares of common stock of the Company at the lower of (i) $0.015 per share or, (ii) 58% of the lowest closing bid price in the 20 trading days prior to the day that the Lender requests conversion. This feature gave rise to a derivative liability of $553,000 at the date of issuance as discussed below. The amendment also increased the principal face amount of notes to include accrued interest, and an additional $43,250 was added to principal, which was recorded to financing costs. The aggregate balance of the notes outstanding, and the related debt discount was $302,067 and $0, respectively, as of December 31, 2018.

On April 29, 2019, Golock entered into an amendment with the Company to extend the maturity of the Notes until July 31, 2019. In return, Golock received several concessions. They received (a) a warrant to purchase 12,833,333 shares of the Company’s common stock for 48 months exercisable at a strike price of $.00475. The Company recorded a financing charge of $28,227 related to these warrants and (b) the conversion noted above was changed from 58% to 50% of the lowest closing bid price in the 20 trading days prior to that day that the Lender requested conversion. During the year ending December 31, 2019, the Company issued new notes payable of $53,331 and $23,102 of notes and accrued interest were converted into 100,000,000 shares of common stock. The balance of the notes outstanding on December 31, 2019, was $339,010. As of December 31, 2019, $285,679 of these notes were past due. As of December 31, 2022 all of the Golock notes amounting to $339,011 were past due.

As a result Golock has assessed the Company additional penalties and interest of $1,172,782. The Company disagrees with the accrued interest and penalties due to Golock. Initially, the Company recorded this amount as a liability on its balance during the period ended 2021. Subsequent during the three month period ended September 30, 2021, the Company obtained a legal opinion supporting its position that these charges were egregious, and reversed the liability on its balance sheet The Company intends to litigate this amount as well as the validity of the principal and interest outstanding, if a settlement on a vastly reduced amount, cannot be reached.

(b)	During the year ended December 31, 2021, GHS Investments funded an 8%, $165,000 convertible promissory note maturing on November 16, 2021. This note was converted to equity during the three months ended June 30, 2022. As of December 31, $73,204 of these notes due to one lender are past due. This lender is associated with Golock and the Company is disputing the validity of this note.

NOTE 13 – STOCKHOLDERS’ DEFICIT

Common stock

The Company has authorized 2,000,000,000 shares of $0.0001 par value common stock. As of December 31, 2022, and December 31, 2021, there were 1,676,014,753 and 1,411,799,497 shares of common stock issued and outstanding respectively.

Preferred Stock Series A

On July 2, 2019, the Company filed a Certificate of Amendment (the “Charter Amendment”) to the Company’s Articles of Incorporation (as amended to date, the “Articles of Incorporation”) with the Secretary of State of the State of Nevada. The Charter Amendment increased the Company’s capitalization to 2,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, of which 5,000,000 were designated as Series A Convertible Preferred Stock.

As of December 31, 2022 and 2021 the Company had 20,000,000 shares of $0.0001 par value preferred stock authorized and there were 4,250,579 shares of Series A Preferred Stock issued and outstanding.

On May 22, 2019, the Company authorized and designated a class of Series A Convertible Preferred Stock (“Series A Preferred Stock”), in accordance with a Certificate of Designation filed with the State of Nevada (the “Series A Designation”). It subsequently issued 4,126,776 restricted shares of Series A Preferred Stock to various employees and service providers to compensate and reward them for services and to incentivize them to provide continued service to the Company. The Series A Preferred Stock receives relative rights and preferences under terms and conditions set forth in the Certificate of Designation of the Preferred Stock.

Pursuant to the Series A Designation, each share of Series A Preferred Stock may be converted into 50 shares of common stock of the Company. The Series A Preferred Stockholders shall be entitled to share among dividends with the common stock shareholders of the Company on an as-converted basis. The Series A Preferred Stockholders shall vote with the common stock as a single class, on a 100 to 1 basis, such that for every share of Series A Preferred Stock held, such shares shall entitle the holder to cast 100 votes. The holders of the Series A Preferred Stock have no liquidation or redemption preference rights but get treated as common stockholders on an as converted basis.

The Company believes that the issuance of the Series A Preferred Stock was exempt from the registration requirements under the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act in that said transaction did not involve a public solicitation and said restricted shares were issued to only a small number of employees and consultants with an ongoing relationship with the Company.

As of December 31, 2022, and December 31, 2021, there were 4,250,579 shares of Series A Preferred issued and outstanding.

Preferred Stock Series B (Update)

On January 3, 2022, the Company authorized and designated a class of 1,600 shares, par value $0.0001 of Series B Convertible Preferred Stock (“Series B Preferred Stock”), in accordance with a Certificate of Designation filed with the State of Nevada (the “Series 5 Designation”).

During the year ended December 31, 2022 the Company issued 2,305 Preferred B shares to GHS. These share shares were valued as follows:

●	1,980 shares were used to raise $1,964,600 in gross proceeds

●	266 shares were used to retire $319,200 in debt

●	59 shares were used to pay financing fees -these shares were valued at $68,400

Warrants

In connection with the issuance of Series B Preferred Stock to the Company described in Note 14, the Company issued 279,655,690 warrants, with a five year life, at an average strike price of $0.0788

A summary of warrants is as follows:

	Number of Warrants	Weighted Average Exercise
Balance outstanding, December 31, 2020	23,805,027
Warrants expired or forfeited	(8,004,708)	-
Balance outstanding and exercisable, December 31, 2021	15,800,319	$0.00475
Warrants exercised or forfeited	(15,800,319)
Warrants granted during the year ended December 31, 202	279,655,690	$0.00788	(a)
Balance outstanding and exercisable, December 31, 2022	279,655,690

(a)	The strike price is subject to adjustment based on the market price of the Company’s stock price

Information relating to outstanding warrants on December 31, 2022, summarized by exercise price, is as follows:

The weighted-average remaining contractual life of all warrants outstanding and exercisable on December 31, 2022 is approximately 4.51 years. As of December 31, 2022 there were 70,013,989 warrants “in the money” at an average price of $0.002845 with an intrinsic value of approximately $39,000.

Preferred Stock Series C

On May 25, 2022 the Company authorized and designated a class of 10,000 shares of Series C Preferred Stock, par value $0.0001. The holders of the Series C Preferred Stock shall have the right to cast one million (1,000,000) votes for each share held of record on all matters submitted to a vote of holders of the Company’s common stock. On the same date, the Company issued to each of Zach Bair, CEO & Chairman, Anthony Cardenas, CCO and Director, and Lou Mann, EVP and Director, 1,000 shares of this newly created Series C Preferred Stock for services rendered. These share which represented 3,000,000,000 (billion) votes was valued at the trading price of the Company’s securities of $0.0051 on the date of Board of Director approval. As a result the Company recorded a non-cash charge of $15,300,000 on its Statement of Operation for the three months ended June 30, 2022. As of December 31, 2022 and December 31, 2021, the were 3,000 shares of Series C Preferred Stock outstanding.

NOTE 14 – COMMITMENT AND CONTINGENCIES

Litigation

Legal Matters

In the matter of VNUE, Inc. v. Power Up Lending Group, Ltd. On October 6, 2021, the Company commenced an action against Power Up Lending Group, Ltd. “Power Up”) and Curt Kramer (“Kramer”) (Power Up and Kramer together, the “Power Up Parties”) in the United States District Court for the Eastern District of New York. The complaint alleges that: (1) Power Up is an unregistered dealer acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”) and, pursuant to Section 29(b) of the Act, the Company is entitled to recessionary relief from certain convertible promissory notes (“Notes”) and securities purchase agreements (“SPAs”) entered into by the Company and Power Up; (2) Kramer is liable to the Company as the control person of Power Up pursuant to Section 20(a) of the Act; and (3) Power Up is liable to the Company for unjust enrichment arising from the Notes and SPAs.

On December 10, 2021, the Power Up Parties filed their pre-motion conference request letter with the Court regarding their forthcoming motion to dismiss the Company’s complaint. On December 17, 2021, the Company filed its opposition thereto. On January 26, 2022, the Company filed its amended complaint, which asserted the same causes of action set forth in the initial complaint, and further alleged that Power Up made material misstatements in connection with the purchase and sale of the Company’s securities in violation of Section 10(b) of the Act and, thus, the Company is entitled to recessionary relief from the Notes and SPAs pursuant to Section 29(b) of the Act.

On February 9, 2022, the Court ordered an initial conference. The initial conference is currently scheduled for May 16, 2022, at 12:00 p.m. (EST). As of the date hereof, the Company intends to litigate its claims for relief against the Power Up Parties.

On June 7, 2022, the Company filed a voluntary dismissal of the action because the parties’ reached a confidential settlement.

Golock Capital, LLC and DBW Investments, LLC v. VNUE, Inc. On September 29, 2021, Golock Capital, LLC (“Golock”) and DBW Investments, LLC (“DBW”) (Golock and DBW together, the “Golock Plaintiffs”) commenced an action against the Company in the United States District Court for the Southern District of New York. The Golock Plaintiffs’ complaint alleges that the Company is in breach of certain convertible promissory notes and securities purchase agreements separately entered into with Golock and DBW and seeks declaratory judgment, injunctive relief, and specific performance against the Company.

On December 2, 2021, the Golock Plaintiffs filed their amended complaint, which asserted the same causes of action set forth in the initial complaint, and an additional cause of action for unjust enrichment. On January 19, 2022, the Company filed its answer with affirmative defenses to the amended complaint. As to its affirmative defenses, the Company asserted that the Golock Plaintiffs claims are barred because: (1) the Golock Plaintiffs are unregistered dealers acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”), and, pursuant to Section 29(b) of the Act, that the Company is entitled to recessionary relief from the certain convertible promissory notes and securities purchase agreements at issue in the amended complaint; and (2) that the convertible promissory notes are, in fact, criminally usurious loans that impose interest onto the Company at a rate that violates New York Penal Law § 190.40 and, therefore, the subject convertible notes are void ab initio pursuant to New York’s usury laws.

On January 20, 2022, the Court ordered that the parties submit a joint letter in lieu of a pretrial conference on or before February 3, 2022. As of the date hereof, the Company intends to vigorously defend itself against the Golock Plaintiffs claims.

On September 1, 2022, the Company filed an amended answer with counterclaims against the Plaintiffs and their control persons asserting claims under the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and the Act. On September 23, the Plaintiffs filed a motion to dismiss the counterclaims.

On February 14, 2023, the Court granted the motion to dismiss and also dismissed all claims against the Plaintiffs’ control persons. The Company remains committed to actively litigating its affirmative defenses under the Act of and RICO.

NOTE 15 – SUBSEQUENT EVENTS

Subsequent to December 31, 2023 the Company issued a total of 139,844,769 common shares to GHS for gross proceeds of approximately $355,000, and 117 Preferred B to GHS for approximately in $111,000 gross proceeds.

VNUE, INC.

400,000,000 Shares of Common Stock

PROSPECTUS

The date of this prospectus is _______

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$149.87
Legal Fees and Expenses	$4,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$0
Total	$14,149.87

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained into Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. Except as described in this prospectus, none of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Subsequent to the quarter ended March 31, 2022, the Company entered into the following transactions:

■	On May 25, 2022, we issued to each of Zach Bair, CEO & Chairman, Anthony Cardenas, CCO and Director, and Lou Mann, EVP and Director, 1,000 shares of our newly created Series C Preferred Stock for services rendered.

■	On June 3, 2022, the Company entered into an Exchange Agreement with GHS, whereby GHS agreed to purchase 266 shares of the Company’s Series B Convertible Preferred Stock in exchange for retiring two convertible promissory notes held in our company with principal and accrued but unpaid interest of $267,194.

■	On April 19, 2022, the Company entered into a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase 250 shares of the Company’s Series B Convertible Preferred Stock in exchange for retiring two convertible promissory notes held in our Stock for $250,000. The company issued 260 shares of Series B Preferred Stock with 10 commitment shares included.

■	On June 29, 2022, the Company entered into a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase 30 shares of the Company’s Series B Convertible Preferred Stock in exchange for retiring two convertible promissory notes held in our Stock for $30,000. The company issued 32 shares of Series B Preferred Stock with 2 commitment shares included.

During the quarter ended March 31, 2022, the Company entered into the following transactions:

■	On January 3, 2022 and in February of 2022, we executed Securities Purchase Agreements with GHS Investments, LLC whereby GHS Investments agreed to purchase, in tranches, shares of our Series B Convertible Preferred Stock. We have been able to raise $1,750,000 (less financing fees of $130,000 from the sale of 1,795 shares of Series B Convertible Preferred Stock with 100% warrant coverage.

■	On February 14 2022, the Company completed the acquisition of Stage It. Under the terms of the acquisition the Company agreed to an initial share issuance of 135,000,000 shares of common stock.

During the year ended December 31, 2021 the Company entered into the following transactions:

●	Issued 75,195,174 shares upon the conversion of convertible notes resulting in a loss of $80,227 on the extinguishment of debt

During the year ended December 31, 2020, the Company entered into the following transactions:

●	Issued 500,000 shares to pay for services valued at $150.00.

●	Issued 17,539,543 shares valued at $11,084 to pay interest expense.

●	Issued 422,572,017 shares upon the conversion of convertible notes resulting in a paydown of $56,466 and a loss of $263,609 on the extinguishment of debt.

●	Issued $453,708 in convertible notes with a fixed conversion price of $0.001 if a qualified offering occurs.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger(7)
3.1	Articles of Incorporation(1)
3.2	Amendment to Articles of Incorporation(2)
3.3	Bylaws(2)
3.4	Certificate of Designation Series A Preferred Stock(5)
3.5	Certificate of Designation Series B Preferred Stock(6)
3.6	Amended and Restated Certificate of Designation Series B Preferred Stock(8)
3.7	Certificate of Designation Series C Preferred Stock(9)
4.1	2012 Stock Incentive Plan(3)
4.2	Common Stock Purchase Warrant, dated January 3, 2022(6)
4.3	Common Stock Purchase Warrant, dated April 19, 2022(8)
4.4	Common Stock Purchase Warrant, dated June 22, 2022(11)
5.1*	Opinion of Frederick M. Lehrer, P. A.
10.1**	License Agreement by and between VNUE, Inc. and RockHouse Media Productions, Inc., dated July 10, 2017(4)
10.2**	Experimental Joint Venture and Development Agreement by and between VNUE, Inc. and Music Reports, Inc., dated September 1, 2018
10.3**	Bill of Sale and Assignment and Assumption Agreement by and between VNUE, Inc. and MusicPlay Analytics, LLC (d/b/a Soundstr, LLC) dated April 23, 2018
10.4**	Promissory Note dated as of November 13, 2017 in the original principal Amount of $36,750 issued to GoLock Capital, LLC
10.5**	Promissory Note dated as of February 2, 2018 in the original principal Amount of $40,000 issued to GoLock Capital, LLC
10.6**	Promissory Note dated as of September 1, 2018 in the original principal Amount of $105,000 issued to GoLock Capital, LLC
10.7**	Promissory Note dated January 11, 2021 in the original principal amount of $50,000 issued to Jeffery Baggett
10.8**	Promissory Note dated February 16, 2021 in the original principal amount of $165,000 issued to GHS Investments, LLC
10.9**	Conversion and Cancellation of Debt Agreement by and between VNUE, Inc. and Jeffery Baggett, dated June 11, 2021
10.10**	Amendment to Original Secured Convertible Promissory Note issued to YLimit, LLC dated January 15, 2021
10.11**	Conversion and Cancellation of Debt Agreement by and between VNUE, Inc. and YLimit, LLC, dated May 17, 2021
10.12**	Form of Artist Agreement by and between VNUE, Inc. and Artist dated January 9, 2020
10.13**	Securities Purchase Agreement by and between VNUE, Inc. and GHS Investments, LLC, dated June 21, 2021
10.14**	Securities Purchase Agreement by and between VNUE Inc. and GHS Investments, LLC, dated January 3, 2022(6)
10.15**	Securities Purchase Agreement by and between VNUE Inc. and GHS Investments, LLC, dated April 19, 2022(11)
10.16**	Exchange Agreement by and between VNUE, Inc. and GHS Investments, LLC dated June 3, 2022(10)
10.17**	Equity Financing Agreement by and between VNUE, Inc. and GHS Investments, LLC dated June 6, 2022(12)
10.18**	Registration Rights Agreement by and between VNUE, Inc. and GHS Investments, LLC dated June 6, 2022(12)
10.19**	Securities Purchase Agreement by and between VNUE Inc. and GHS Investments, LLC, dated June 22, 2022(11)
21.1**	List of subsidiaries of VNUE, Inc.
23.1*	Consent of BF Borgers CPA PC
107**	Filing Fee Table(12)
99.1**	Unaudited Proforma(12)

*	Filed herein
**	Incorporated by reference to as indicated below

(1)	Included as an exhibit with our Form SB-2 filed October 13, 2006.
(2)	Included as an exhibit with our Form 8-K filed February 1, 2011.
(3)	Included as an exhibit with our Form 8-K filed April 11, 2013.
(4)	Included as an exhibit with our Form 8-K filed on July 14, 2017.
(5)	Included as an exhibit with our Form 8-K filed on June 26, 2019.
(6)	Included as an exhibit with our Form 8-K filed on January 6, 2022.
(7)	Included as an exhibit with our Form 8-K filed on February 14, 2022.
(8)	Included as an exhibit with our Form 8-K filed on April 27, 2022.
(9)	Included as an exhibit with our Form 8-K filed on May 27, 2022.
(10)	Included as an exhibit with our Form 8-K filed on June 8, 2022.
(11)	Included as an exhibit with our Form 8-K filed on July 5, 2022.
(12)	Included as an exhibit with our Form S-1/A Registration Statement dated July 14, 2022

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized in the City of New York, State of New York.

VNUE, INC.

Date: June 22, 2023	By:	/s/ Zach Bair
Zach Bair
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zach Bair	Chairman, Chief Executive Officer and	June 22, 2023
Zach Bair	Principal Accounting Officer

/s/ Anthony Cardenas	Director, Chief Financial Officer and	June 22, 2023
Anthony Cardenas	Vice President of Artist Development

/s/ Louis Mann	Director, Executive Vice President	June 22, 2023
Louis Mann